UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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The Timken Company

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Notice of

2012

Annual Meeting of

Shareholders

and

Proxy Statement

THE TIMKEN COMPANY

Canton, Ohio U.S.A.

i

Ward J. Timken, Jr.

Chairman — Board of Directors

March 22, 2012

Dear Shareholder:

The 2012 Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, May 8, 2012, at ten o’clock in the morning at the corporate offices of the company in Canton, Ohio.

This year, you are being asked to act upon three matters. Details of these matters are contained in the accompanying Notice of 2012 Annual Meeting of Shareholders and Proxy Statement.

Please read the enclosed information carefully before voting your shares. Voting your shares as soon as possible will ensure your representation at the meeting, whether or not you plan to attend.

I appreciate the strong support of our shareholders over the years and look forward to a similar vote of support at the 2012 Annual Meeting of Shareholders.

Sincerely,

Ward J. Timken, Jr.

Enclosure

The Timken Company

1835 Dueber Avneue, S.W.

P.O. Box 6927

Canton, OH 44706-0927 U.S.A.

Telephone: 330-438-3000

THE TIMKEN COMPANY

Canton, Ohio

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

The 2012 Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, May 8, 2012, at 10:00 a.m., at 1835 Dueber Avenue, S.W., Canton, Ohio, for the following purposes:

1.	To elect four Directors to serve in Class III for a term of one year.

2.	To ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2012.

3.	To approve, on an advisory basis, a resolution regarding named executive officer compensation.

4.	To transact such other business as may properly come before the meeting.

Shareholders of record of The Timken Company common stock at the close of business on February 21, 2012, are the shareholders entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2012 ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED ON THE ENCLOSED PROXY CARD.

Effect of Not Casting Your Vote. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials will be forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2012 Annual Meeting of Shareholders. Your broker, bank or nominee will enclose a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable New York Stock Exchange rules, brokers have the discretion to vote only on any matters deemed by the New York Stock Exchange to be routine, such as the ratification of the selection of the Company’s independent auditor (Item 2 of this Proxy Statement). The election of Directors (Item 1 of this Proxy Statement) and the shareholder advisory vote on named executive officer compensation (Item 3 of this Proxy Statement) are not considered to be routine matters, and your broker will not have discretion to vote on those matters unless you specifically instruct your broker to do so by returning your signed voting instruction card. If you do not provide voting instructions to your broker, your shares will not be voted for the election of any Director nominee or on any matter on which your broker does not have discretionary authority.

SCOTT A. SCHERFF

Corporate Secretary and

Vice President — Ethics and Compliance

March 22, 2012

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Shareholders to be held on May 8, 2012: This Proxy Statement and our 2011 Annual Report to Shareholders are available on the Investors’ section of our website www.timken.com/investors.

THE TIMKEN COMPANY

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of The Timken Company, an Ohio corporation (the “Company,” “we,” “our,” or “us”), in connection with the 2012 Annual Meeting of Shareholders to be held on May 8, 2012, at 10:00 a.m. local time at our corporate offices, and at any adjournments and postponements thereof, for the purpose of considering and acting upon the matters specified in the foregoing Notice. The mailing address of our corporate offices is 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. The approximate date on which this Proxy Statement and proxy card will be first sent or given to our shareholders is March 22, 2012.

The Board of Directors is not aware that matters other than those specified in the foregoing Notice will be brought before the meeting for action. However, if any such matters should be brought before the meeting, the persons appointed as proxies may vote or act upon such matters according to their judgment.

ELECTION OF DIRECTORS

We presently have eleven Directors who, pursuant to our Amended Regulations, are divided into three classes with four Directors in Class I, three Directors in Class II and four Directors in Class III. At the 2010 annual meeting, our shareholders approved an amendment to our Regulations that eliminates, over a three-year period, the classified structure of our Board of Directors. The Directors elected at the 2010 annual meeting were elected for a three-year term; Directors elected at the 2011 annual meeting were elected for a two-year term; and Directors elected at the 2012 annual meeting will be elected for a one-year term. At the 2013 annual meeting and thereafter, all Directors will stand for election for a one-year term. Accordingly, at the 2012 Annual Meeting of Shareholders, four Directors will be elected to serve in Class III for a one-year term to expire at the 2013 annual meeting. Candidates for Director receiving the greatest number of votes will be elected. Abstentions and “broker non-votes” (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will not be counted in the election of Directors and will not have any effect on the result of the vote.

Pursuant to the Majority Voting Policy of the Board of Directors, any Director who fails to receive a majority of the votes cast in his or her election will submit his or her resignation to the Board of Directors promptly after the certification of the election results. The Board of Directors and the Nominating and Corporate Governance Committee will then consider the resignation in light of any factors they consider appropriate, including the Director’s qualifications and service record, as well as any reasons given by shareholders as to why they voted against (or withheld votes from) the Director. The Board of Directors is required to determine whether to accept or reject the tendered resignation within 90 days following the election and to disclose its decision on a Current Report on Form 8-K, as well as the reasons for rejecting any tendered resignation, if applicable.

Subsequent to the 2012 Annual Meeting of Shareholders, assuming that all nominees are elected, we will continue to have eleven Directors who will be divided into three classes with four Directors in Class I, three Directors in Class II and four Directors in Class III.

If any nominee becomes unable, for any reason, to serve as a Director, or should a vacancy occur before the election (which events are not anticipated), the Directors then in office may substitute another person as a nominee or may reduce the number of nominees as they deem advisable.

ITEM NO. 1

ELECTION OF CLASS III DIRECTORS

The Board of Directors, by resolution at its February 10, 2012 meeting, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, nominated the four individuals set forth below to be elected Directors in Class III at the 2012 Annual Meeting of Shareholders to serve for a term of one year expiring at the annual meeting in 2013 (or until their respective successors are elected and qualified). All of the nominees have been previously elected as a Director by our shareholders. Each of the nominees listed below has consented to serve as a Director if elected.

Unless otherwise indicated on any proxy, the persons named as proxies on the enclosed proxy card intend to vote the shares covered by such proxy card in favor of the nominees named below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES

The following information, obtained in part from the respective nominees and in part from our records, describes the background and experience of each nominee as of January 6, 2012.

Joseph W. Ralston, 68, has served as Vice Chairman of The Cohen Group, an organization that provides clients with comprehensive tools for understanding and shaping their business, political, legal, regulatory and media environments, since 2003. General Ralston completed a distinguished 37-year Air Force career as Commander, U. S. European Command and Supreme Allied Commander Europe, NATO in 2003. Previously, General Ralston served as Vice Chairman of the Joint Chiefs of Staff, the nation’s second highest-ranking military officer. In his current role, General Ralston is in a position to keep our Board of Directors advised on the rapidly changing global political environment, as well as developments in the aerospace industry. As someone who was previously responsible for thousands of troops, General Ralston is familiar with complex human resource issues. Additionally, with the increased regulatory oversight of corporate governance, General Ralston’s understanding of the political environment in Washington provides the Board with a valuable perspective on current legislative developments. He has served on the Board of Directors since 2003, and he also has served on the boards of Lockheed Martin Corporation and URS Corporation since 2003.

John P. Reilly, 68, retired as the Chairman, President and Chief Executive Officer of Figgie International, an international diversified operating company, in 1998. He has more than 30 years of experience in the automotive industry, where he has served as President and Chief Executive Officer of a number of automotive suppliers, including Stant Corporation and Tenneco Automotive. He has also held leadership positions at the former Chrysler Corporation and Navistar International and has served as President of Brunswick Corporation. His hands-on experience in the automotive industry provides our Board with a key resource in a significant sector in which we compete. He also brings his knowledge of financial and human resource issues gained through his 40 years of successful executive leadership to his role on the Board. He has served on the Board of Directors since 2006. Mr. Reilly also serves as a director and non-executive chairman of both Exide Technologies and Material Sciences Corporation, and he has been a director of each of those companies since 2004.

John M. Timken, Jr., 60, is a private investor who has been a successful entrepreneur for many years. A sample of Mr. Timken’s ventures includes involvement in the cable television business and establishing one of the largest commercial mushroom farms in North America. He has also been associated with, and an investor in, among others, a trucking concern, a plastic injection molding business and a chain of ophthalmic laboratories. He is currently a director of a flexible packaging business of which he was one of the founders. Mr. Timken uses his substantial financial acumen and varied business background to bring a candid and challenging approach to interaction with our management and independent auditors. He has served on the Board of Directors since 1986. Mr. Timken is also a substantial long-term shareholder of the Company.

Jacqueline F. Woods, 64, retired as the President of Ameritech Ohio (subsequently renamed AT&T Ohio), a telecommunications company, in 2000. Prior to serving as President, she held positions in finance, operations, marketing, sales and government affairs in that company. Mrs. Woods was inducted into the Ohio Women’s Hall of Fame in 1998. She brings an extensive, broad-based business background as the leader of a large company to her role on the Board and her experience at a primarily consumer-oriented company provides a valuable perspective on customer service. She has served on the Board of Directors since 2000, and she has served as a director of School Specialty, Inc. since 2006 and The Andersons, Inc. since 1999.

CONTINUING DIRECTORS

The remaining seven Directors, named below, will continue to serve in their respective classes until their terms expire in 2013. The following information, obtained in part from the respective Directors and in part from our records, describes the background and experience of each Director as of January 6, 2012.

John M. Ballbach, 51, has served as President and Chief Executive Officer of VWR International, LLC, a leading global laboratory supply company, since 2005 and was appointed Chairman of the Board of that company in 2007. Mr. Ballbach joined the Valspar Corporation in 1990 and progressed through a series of management positions to become its President and Chief Operating Officer from 2002 until 2004. Mr. Ballbach’s global perspective and experience in supply chain management are particularly helpful to the Board as we continue to sharpen our focus on growth opportunities in diverse industrial markets with strong aftermarket potential. He has served on the Board of Directors since 2009.

Phillip R. Cox, 64, has been the President and Chief Executive Officer of Cox Financial Corporation, a financial services company that he founded, for over 35 years. In addition to his service on our Board of Directors since 2004, Mr. Cox is currently non-executive Chairman of Cincinnati Bell, and he has served as a director there since 1993. He also has served as a director of Touchstone Mutual Funds since 1994 and Diebold, Incorporated since 2005. Mr. Cox formerly served as a director of Duke Energy Corporation from 2006 to 2008, and prior to its merger with Duke Energy, Cinergy Corp. from 1994 to 2005. With his life-long background of dealing with financial matters, Mr. Cox brings significant acumen to the Board.

James W. Griffith, 58, has served as the President and Chief Executive Officer of The Timken Company (the “CEO”) since 2002. Mr. Griffith joined the Company in 1984 and has held positions as plant manager, Vice President of Manufacturing in North America and Managing Director of our business in Australia. From 1996 to 1999, he led our automotive business in North America and our bearing business activities in Asia and Latin America. He was elected President and Chief Operating Officer in 1999. Since that time, Mr. Griffith has led a transformation of the Company focused on continuously increasing value for customers and our shareholders. With Mr. Griffith’s broad experience and deep understanding of the Company, and as the CEO, he is a key Director for us. He has served on the Board of Directors since 1999. He also has been a director of Goodrich Corporation since 2002.

John A. Luke, Jr., 63, is the Chairman and Chief Executive Officer of MeadWestvaco Corporation, a leading global producer of packaging, coated and specialty papers, consumer and office products and specialty chemicals. He has held that position since 2003. Mr. Luke worked in a number of areas of Westvaco Corporation earlier in his career, including treasury, marketing and international sales, before joining its executive ranks in 1990. He led the process of merging the Westvaco Corporation with the Mead Corporation in 2002 to create MeadWestvaco Corporation, a large transformative transaction. As Chief Executive Officer of a company that was founded by his ancestors in 1888, Mr. Luke brings an under-standing of the evolution of a family business into a global corporation. Mr. Luke’s leadership of a large, public global company and his experience in dealing with the issues facing such a company make him well-positioned for his role as a Director. He has served on the Board of Directors since 1999. Mr. Luke also has served as a director of The Bank of New York Mellon Corporation since 2007 and MeadWestvaco Corporation since 2002.

Frank C. Sullivan, 51, has held the position of Chairman and Chief Executive Officer of RPM International Inc., a world leader in specialty coatings, since 2008. He was appointed RPM’s Chief Executive Officer in 2002, prior to which he held positions in sales and corporate development before becoming Chief Financial Officer in 1993. He held various positions in the areas of commercial lending and corporate finance in the banking industry before joining RPM in 1987. With Mr. Sullivan’s extensive financial background, he serves as the financial expert for our Audit Committee. As Chief Executive Officer of a major public company, Mr. Sullivan possesses invaluable experience to deal with the wide range of issues facing us, and he is particularly knowledgeable in the area of acquisitions due to the substantial level of activity by RPM in that area. Grandson of the founder of RPM, Mr. Sullivan also brings to the Board knowledge and understanding of the evolution of a family business into a large public company. He has served on the Board of Directors since 2003, and he has been a director of RPM International, Inc. since 1995.

Ward J. Timken, 69, currently serves as President of The Timken Foundation of Canton, a private charitable foundation that promotes civic betterment through capital fund grants. He has held that position since 2004. The Timken Foundation is not affiliated with The Timken Company. During his 36-year career with the Company before retiring in 2003, Mr. Timken worked in steel operations, corporate development and human resources. For many years he was responsible for community relations and was regarded as the “face of the company” in plant locations globally. He traveled extensively during his career, becoming very familiar with our global manufacturing operations, and he brings a wealth of knowledge regarding our history and capabilities to his position as a member of the Board of Directors. He has served on the Board since 1971. Mr. Timken is also a substantial long-term shareholder of the Company. Ward J. Timken is the father of Ward J. Timken, Jr. and the cousin of John M. Timken, Jr.

Ward J. Timken, Jr., 44, is Chairman of the Board of Directors of The Timken Company (the “Chairman”). He has held that position since 2005. In his previous position as President of our Steel Business, he led the business in 2004 to 2005 to record levels of profitability at the time and positioned it for even better subsequent performance. He also served as our Corporate Vice President from 2000 to 2003 and was responsible for strategy development. He played a pivotal role in the acquisition and integration of The Torrington Company in 2003, the largest acquisition in our history. His other positions at the Company included key postings in Europe and Latin America in the 1990s. Before joining us in 1992, he opened and managed the Washington, D.C. office of McGough & Associates, a Columbus, Ohio-based government affairs consulting firm. Mr. Timken’s broad-based experience has given him an excellent understanding of our business that positions him to provide outstanding leadership as the Chairman. He has served on the Board of Directors since 2002. Mr. Timken is also a substantial long-term shareholder of the Company.

Independence Determinations

The Board of Directors has adopted the independence standards of the New York Stock Exchange listing requirements for determining the independence of Directors. The Board has determined that the following continuing Directors and Director nominees meet those independence standards: John M. Ballbach, Phillip R. Cox, John A. Luke, Jr., Joseph W. Ralston, John P. Reilly, Frank C. Sullivan, John M. Timken, Jr., and Jacqueline F. Woods. With respect to John M. Timken, Jr., the Board determined that his family relationship to Ward J. Timken and Ward J. Timken, Jr. does not impair his independence.

Related Party Transactions Approval Policy

Our Directors and executive officers are subject to our Standards of Business Ethics, which requires that any potential conflicts of interest, such as significant transactions with related parties, be reported to our General Counsel. Our Directors and executive officers are also subject to the Timken Policy Against Conflicts of Interest, which requires that an employee or Director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with our interests. While not every situation can be identified in a written policy, the Timken Policy Against Conflicts of Interest does specifically prohibit the following situations:

•	competing against the Company;

•	holding a significant financial interest in a company doing business with or competing with the Company;

•

accepting gifts, gratuities or entertainment from any customer, competitor or supplier of goods or services to the Company, except to the extent they are customary and reasonable in amount and not in consideration for an improper action by the recipient;

•	using for personal gain any business opportunities that are identified through a person’s position with the Company;

•	using the Company’s property, information or position for personal gain;

•	using the Company’s property other than in connection with our business;

•	maintaining other employment or a business that adversely affects a person’s job performance at the Company; and

•	doing business on the Company’s behalf with a relative or another company employing a relative.

In the event of any potential conflict of interest, pursuant to the charter of the Nominating and Corporate Governance Committee and the provisions of the Standards of Business Ethics and the Timken Policy Against Conflicts of Interest, the Nominating and Corporate Governance Committee would review and, considering such factors as it deems appropriate under the circumstances, make a determination as to whether to grant a waiver to the policies for any such situation. Any waiver would be promptly disclosed to shareholders.

During 2011, the Company made purchases of electric motor repair services in the ordinary course of business from Hannon Electric Company (“HEC”) totaling approximately $296,000. The wife and two minor children of Christopher A. Coughlin, our President – Process Industries, have minority interests in HEC and Mr. Coughlin’s father-in-law and mother-in-law are the majority owners of HEC. The Nominating and Corporate Governance Committee determined that the payments to HEC during 2011 were de minimis, both to HEC and the Company, that the terms of the purchases from HEC were no more favorable to HEC than terms generally available to any other third-party supplier to the Company, and that Mr. Coughlin exercises no influence over the Company’s relationship with HEC.

Board and Committee Meetings

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During 2011, there were eight meetings of the Board of Directors, ten meetings of its Audit Committee, three meetings of its Compensation Committee and three meetings of its Nominating and Corporate Governance Committee. All nominees for Director and all continuing Directors attended 75 percent or more of the meetings of the Board and its committees on which they served. It is our policy that all members of the Board of Directors attend the annual meeting of shareholders and in 2011 all members attended the meeting. At each regularly scheduled meeting of the Board of Directors, the nonemployee Directors and the independent Directors also meet separately in executive sessions.

DIRECTOR COMPENSATION

Cash Compensation

Each nonemployee Director who served in 2011 was paid at the annual rate of $80,000 for services as a Director. At its meeting on February 10, 2012, the Board of Directors approved an additional annual fee of $10,000 for the Lead Director (as defined below) beginning January 1, 2012. In addition to base compensation, the following fees are paid for serving on a committee of the Board.

Committee	Chairperson Fee	Member Fee
Audit	$30,000	$15,000
Compensation	$15,000	$ 7,500
Nominating & Corporate Governance	$15,000	$ 7,500

Stock Compensation

Each nonemployee Director serving at the time of our Annual Meeting of Shareholders on May 10, 2011, received a grant of 3,100 shares of our common stock under The Timken Company 2011 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) following the meeting. The shares received are required to be held by each nonemployee Director until his or her departure from the Board of Directors. Upon election to the Board, each new nonemployee Director receives a grant of 2,000 restricted shares of our common stock under the Long-Term Incentive Plan, which vest one-fifth annually over a five-year period. No such grants were made in 2011.

The Compensation Committee of the Board of Directors has adopted stock ownership guidelines that require Directors to own 8,000 shares of our common stock. As of December 31, 2011, all of our Directors met their ownership requirements.

Compensation Deferral

Any Director may elect to defer the receipt of all or a specified portion of his or her cash and/or stock compensation in accordance with the provisions of the Director Deferred Compensation Plan. Pursuant to the plan, cash fees can be deferred and paid at a future date requested by the Director. The amount will be adjusted based on investment crediting options, which include interest earned quarterly at a rate based on the prime rate plus one percent or the total shareholder return of our common stock, with amounts paid either in a lump sum or in installments in cash. Stock compensation can be deferred to a future date and paid either in a lump sum or installments and is payable in shares plus a cash amount representing dividend equivalents during the deferral period.

2011 DIRECTOR COMPENSATION TABLE

The following table provides details of nonemployee Director compensation in 2011:

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
John M. Ballbach	$95,000	$165,323	$260,323
Phillip R. Cox	$95,000	$165,323	$260,323
Jerry J. Jasinowski	$35,625	$0	$35,625
John A. Luke, Jr.	$102,500	$165,323	$267,823
Joseph W. Ralston	$102,500	$165,323	$267,823
John P. Reilly	$102,500	$165,323	$267,823
Frank C. Sullivan	$117,500	$165,323	$282,823
John M. Timken, Jr.	$95,000	$165,323	$260,323
Ward J. Timken	$80,167	$165,323	$245,490
Jacqueline F. Woods	$95,000	$165,323	$260,323

(1)	Ward J. Timken, Jr., Chairman, and James W. Griffith, CEO, are not included in this table as they are employees of the Company and receive no compensation for their services as Directors. Jerry J. Jasinowski retired from the Board of Directors effective May 10, 2011.

(2)	The amount shown for each Director is the grant date fair value of the award of 3,100 shares of our common stock made on May 10, 2011, as computed in accordance with FASB ASC Topic 718. These awards vested upon grant.

A portion of the compensation for the Directors until 2005 included stock option grants. As of December 31, 2011, the following individuals had the following number of outstanding options and unvested restricted shares:

Name	Outstanding Options	Unvested Restricted Shares
John M. Ballbach	0	1,200
Phillip R. Cox	0	0
John A. Luke, Jr.	9,000	0
Joseph W. Ralston	6,000	0
John P. Reilly	0	0
Frank C. Sullivan	0	0
John M. Timken, Jr.	0	0
Ward J. Timken	0	0
Jacqueline F. Woods	3,000	0

BOARD LEADERSHIP STRUCTURE

Our senior leadership is shared between two executive positions — the CEO and the Chairman. Both leaders are actively engaged on significant matters affecting the Company, such as long-term strategy. The CEO focuses on all aspects of our operation, while the Chairman has a greater focus on our governance, including oversight of the Board of Directors. The positions of CEO and Chairman have been separate for over 80 years, with limited exceptions. We believe this balance of shared leadership between the two positions is a strength for us. It also provides the opportunity for consistent leadership as either person could assume the duties of the other should the need arise on an emergency basis.

Our independent Directors annually select a lead Director (“Lead Director”) whose duties include: (a) developing agendas for, and presiding over, the executive sessions of the independent Directors; (b) reporting the results of the executive sessions to the CEO and Chairman; (c) providing feedback as required to the other Directors on the issues discussed with the CEO and Chairman; (d) serving as a liaison with the CEO, Chairman and the independent Directors; (e) presiding at all meetings of the Board at which the Chairman is not present; (f) approving information sent to the Board; (g) approving agendas for Board meetings; (h) approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items; (i) calling meetings of the independent Directors; and (j) ensuring that he or she is available for consultation and direct communications with major shareholders as appropriate. At the executive session of the independent Directors on December 9, 2011, the independent Directors elected Joseph W. Ralston, chairman of the Nominating and Corporate Governance Committee, to serve as Lead Director until the Annual Meeting of Shareholders in 2012. At that time, the independent Directors will elect a Lead Director to serve for the following year until the Annual Meeting of Shareholders in 2013.

RISK OVERSIGHT

The Board of Directors primarily relies on its Audit Committee for oversight of the Company’s risk management. The Audit Committee regularly reviews issues that present particular risks to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain or legal matters. The full Board also reviews these issues as appropriate. The Board believes that this approach, supported by our senior leadership structure, provides appropriate checks and balances against undue risk taking.

AUDIT COMMITTEE

We have a standing Audit Committee that has oversight responsibility with respect to our independent auditors and the integrity of our financial statements. The Audit Committee is composed of Frank C. Sullivan (Audit Committee Chairman), John M. Ballbach, Phillip R. Cox, John P. Reilly, and John M. Timken, Jr. Our Board of Directors has determined that each member of the Audit Committee is financially literate and independent as defined in the listing standards of the New York Stock Exchange. Our Board of Directors has determined that Frank C. Sullivan qualifies as the Audit Committee financial expert.

The Audit Committee’s charter is available on our website at www.timken.com/investors/governance.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and our independent auditors the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Audit Committee has also discussed with our independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosure and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with our independent auditors such independent auditors’ independence, and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission.

Frank C. Sullivan (Audit Committee Chairman)

John M. Ballbach

Phillip R. Cox

John P. Reilly

John M. Timken, Jr.

COMPENSATION COMMITTEE

We have a standing Compensation Committee that establishes and administers our policies, programs and procedures for compensating our senior management and Board of Directors. Members of the Compensation Committee are John A. Luke, Jr. (Compensation Committee Chairman), Joseph W. Ralston, John P. Reilly, and Jacqueline F. Woods. Our Board of Directors has determined that all members of the Compensation Committee are independent as defined in the listing standards of the New York Stock Exchange.

With the guidance and approval of the Compensation Committee, we have developed compensation programs for our executive officers, including the CEO and the other executive officers named in the Summary Compensation Table, that are intended to enable us to attract, retain and motivate superior quality executive management; reward executive management for financial performance and the achievement of strategic objectives; and align the financial interests of executive management with those of our shareholders. The Compensation Committee determines specific compensation elements for the CEO and the Chairman and considers and acts upon recommendations made by the CEO and the Chairman regarding the other executive officers.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Senior Vice President — Human Resources and Organizational Advancement. The meetings are regularly attended by the Chairman, CEO, Senior Vice President — Human Resources and Organizational Advancement, and Vice President — Total Rewards. At each meeting, the Compensation Committee meets in executive session. The Chairman of the Compensation Committee reports the Committee’s actions regarding compensation of executive officers to the full Board of Directors. Our Human Resources and Organizational Advancement department supports the Compensation Committee in its duties and may be delegated certain administrative duties in connection with our compensation programs. The Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of Director or executive officer compensation and the sole authority to approve the fees and other retention terms of any compensation consultants. The Compensation Committee has engaged Towers Watson, a global professional services firm, to conduct annual reviews of its total compensation programs for executive officers and, from time-to-time, to review the total compensation of Directors. Towers Watson also provides information to the Compensation Committee on trends in executive compensation and other market data.

With respect to Director compensation, as stated above, the Compensation Committee periodically engages Towers Watson to conduct reviews of total Director compensation, and the Committee then recommends to the full Board of Directors changes in Director compensation that will enhance our ability to attract and retain qualified Directors.

In January 2010, the firm of Towers Watson was created by the merger of Towers Perrin and Watson Wyatt. Towers Perrin had served as an advisor to the Compensation Committee for close to 20 years and was directly engaged by and accountable to the Committee. Watson Wyatt had been our long-time independent actuary. During fiscal 2011, Towers Watson was paid $270,000 for executive compensation advice and $2,454,000 for actuarial and other services to us and our benefit plans.

The Compensation Committee has concluded that the advice received by the Committee from Towers Watson continues to be objective, unbiased, and independent. The Committee’s careful oversight of the relationship with Towers Watson with respect to compensation advice mitigates the possibility that management could potentially misuse the actuarial engagement to influence Towers Watson’s compensation work for the Committee. The Committee annually reviews the charges to the Company from Towers Watson for executive compensation advice and other services for the preceding three years along with an estimate of services for the coming year. Additionally, Towers Watson has adopted internal safeguards to ensure that its executive compensation unit is maintained separately from its actuarial business.

The Compensation Committee also plays an active role in our executive officer succession planning process. The Committee meets regularly with senior management to ensure that an effective succession process is in place and to discuss potential successors for executive officers. As part of this process, executive officer position profiles are updated to highlight the key skills required to meet future demands, and potential successors are evaluated and development plans are reviewed. At the end of each year, the Committee reviews the performance of the executive officers and potential successors. The Committee’s succession planning activities are discussed with the full Board in executive session.

The Compensation Committee’s charter is available on our website at www.timken.com/investors/governance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2011 with our management. Following the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors, and our Board approved, the inclusion of the CD&A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and this Proxy Statement for filing with the Securities and Exchange Commission.

John A. Luke, Jr. (Compensation Committee Chairman)

Joseph W. Ralston

John P. Reilly

Jacqueline F. Woods

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

We have a standing Nominating and Corporate Governance Committee that is responsible for, among other things, evaluating new Director candidates and incumbent Directors and recommending Directors to serve as members of our Board committees. Members of the Nominating and Corporate Governance Committee are Joseph W. Ralston (Nominating and Corporate Governance Committee Chairman), John A. Luke, Jr., Frank C. Sullivan and Jacqueline F. Woods. Our Board of Directors has determined that all members of the Committee are independent as defined in the listing standards of the New York Stock Exchange.

Director candidates recommended by our shareholders will be considered in accordance with the criteria outlined below. In order for a shareholder to submit a recommendation, the shareholder must deliver a communication by registered mail or in person to the Nominating and Corporate Governance Committee, c/o The Timken Company, 1835 Dueber Avenue, S.W., P.O. Box 6932, Canton, Ohio 44706-0932. Such communication should include the proposed candidate’s qualifications, any relationship between the shareholder and the proposed candidate, and any other information that the shareholder would consider useful for the Nominating and Corporate Governance Committee to consider in evaluating such candidate.

The Board of Directors General Policies and Procedures provide that the general criteria for Director candidates include, but are not limited to, the highest integrity and ethical standards, the ability to provide wise and informed guidance to management, a willingness to pursue thoughtful, objective inquiry on important issues before the Company, and a range of experience and knowledge commensurate with our needs as well as the expectations of knowledgeable investors. The Nominating and Corporate Governance Committee utilizes a variety of sources to identify possible Director candidates, including professional associations and Board member recommendations. In evaluating candidates to recommend to the Board of Directors, the Nominating and Corporate Governance Committee considers factors consistent with those set forth in the Board of Directors General Policies and Procedures, including whether the candidate enhances the diversity of the Board. Such diversity includes professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin. The attributes of the current Directors and the needs of the Board and the Company are evaluated whenever a Board vacancy occurs, and the effectiveness of the nomination process, including whether that process enhances the Board’s diversity, is evaluated each time a candidate is considered. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications of, and making recommendations to the Board of Directors for, Director nominations submitted by our shareholders. All Director nominees are evaluated in the same manner by the Nominating and Corporate Governance Committee, without regard to the source of the nominee recommendation.

The Nominating and Corporate Governance Committee also plans for Director succession. The Committee regularly reviews the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers potential Director candidates. As part of this process, the Committee assesses the skills and attributes of our Board as a whole and of each individual Director and evaluates whether prospective candidates possess complementary skills and attributes that would strengthen our Board.

The Nominating and Corporate Governance Committee’s charter is available on our website at www.timken.com/investors/governance.

Our code of business conduct and ethics, called the “Standards of Business Ethics,” and our corporate governance guidelines, called the “Board of Directors General Policies and Procedures,” are reviewed annually by the Nominating and Corporate Governance Committee and are available on our website at www.timken.com/investors/governance.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of January 6, 2012, the beneficial ownership of our common stock by each continuing Director, nominee for Director and executive officer named in the Summary Compensation Table on page 28 of this Proxy Statement, and by all continuing Directors, nominees for Director and executive officers as a group. Beneficial ownership of our common stock has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and is based on the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common stock. Beneficial ownership as determined in this manner does not necessarily bear on the economic incidents of ownership of our common stock.

	Amount and Nature of Beneficial Ownership of Common Stock
Name	Sole Voting or Investment Power (1)		Shared Voting or Investment Power		Aggregate Amount (1)		Percent of Class
John M. Ballbach	14,232		0		14,232		*
Christopher A. Coughlin	96,802		0		96,802		*
Phillip R. Cox	17,600		0		17,600		*
Glenn A. Eisenberg	102,073		0		102,073		*
James W. Griffith	1,110,901		0		1,110,901		1.1%
John A. Luke, Jr.	38,030		0		38,030		*
Salvatore J. Miraglia, Jr.	126,840		0		126,840		*
Joseph W. Ralston	33,630		0		33,630		*
John P. Reilly	27,520		0		27,520		*
Frank C. Sullivan	29,427		0		29,427		*
John M. Timken, Jr.	581,840	(2)	889,449	(3)	1,471,289	(2)(3)	1.5%
Ward J. Timken	469,269		5,792,002	(3)	6,261,271	(3)	6.4%
Ward J. Timken, Jr.	896,705		5,159,754	(3)	6,056,459	(3)	6.2%
Jacqueline F. Woods	21,247		0		21,247		*
All Directors, nominees for Director and executive officers as a Group (4)	3,709,178		6,230,261		9,939,439		10.0%

*	Percent of class is less than 1%.

(1)	The following table provides additional details regarding beneficial ownership of our common stock:

Name	Outstanding Options (a)	Vested Deferred Restricted Shares (b)	Deferred Common Shares (b)
John M. Ballbach	0	0	0
Christopher A. Coughlin	60,450	0	0
Phillip R. Cox	0	2,000	3,500
Glenn A. Eisenberg	45,550	0	0
James W. Griffith	754,075	20,000	0
John A. Luke, Jr.	9,000	0	0
Salvatore J. Miraglia, Jr.	39,850	10,000	0
Joseph W. Ralston	6,000	0	12,000
John P. Reilly	0	0	4,000
Frank C. Sullivan	0	2,000	0
John M. Timken, Jr.	0	0	0
Ward J. Timken	0	0	0
Ward J. Timken, Jr.	574,350	0	0
Jacqueline F. Woods	3,000	0	10,000

(a)	Includes the shares which the individual named in the table has the right to acquire on or before March 6, 2012 through the exercise of stock options pursuant to the Long-Term Incentive Plan. Including those listed, all Directors, nominees for Director, and executive officers as a group have the right to acquire 1,567,500 shares on or before March 6, 2012, through the exercise of stock options pursuant to the Long-Term Incentive Plan. These shares have been treated as outstanding for the purpose of calculating the percentage of the class beneficially owned by such individual or group, but not for the purpose of calculating the percentage of the class owned by any other person.

(b)	Awarded as annual grants under the Long-Term Incentive Plan, which will not be issued until a later date under The Director Deferred Compensation Plan. The Vested Deferred Restricted Shares held by James W. Griffith and Salvatore J. Miraglia, Jr. are deferred under the 1996 Deferred Compensation Plan.

(2)	Includes 197,886 shares for which John M. Timken, Jr. has sole voting and investment power as trustee of three trusts created as the result of distributions from the estate of Susan H. Timken.

(3)	Includes shares for which another individual named in the table is also deemed to be the beneficial owner, as follows: John M. Timken, Jr. — 460,000; Ward J. Timken — 5,610,944; Ward J. Timken, Jr. — 5,150,944.

(4)	The number of shares beneficially owned by all Directors, nominees for Director and executive officers as a group has been calculated to eliminate duplication of beneficial ownership. This group consists of 17 individuals.

The following table gives information known to us about each beneficial owner of more than 5 percent of our common stock as of January 6, 2012, unless otherwise indicated below.

Beneficial Owner	Amount	Percent of Class
Timken family (1)	10,100,222 shares	10.3%
BlackRock, Inc. (2)	4,961,139 shares	5.1%
Participants in The Timken Company Savings and Investment Pension Plan (3)	5,288,621 shares	5.4%

(1)	Members of the Timken family, including John M. Timken, Jr., Ward J. Timken and Ward J. Timken, Jr., have in the aggregate sole or shared voting and dispositive power with respect to 10,100,222 (10.3%) shares of our common stock, which includes 574,350 shares that Ward J. Timken, Jr., has the right to acquire on or before March 6, 2012. The Timken Foundation of Canton, 200 Market Avenue, North, Suite 210, Canton, Ohio 44702, holds 5,097,944 of these shares, representing 5.2 percent of our outstanding common stock. Ward J. Timken, Joy A. Timken, Ward J. Timken, Jr., William R. Timken, Jr. and Jeffrey A. Halm are trustees of the Foundation and share the voting and investment power with respect to such shares.

There are no voting agreements or other arrangements among the members of the Timken family regarding the 10,100,222 shares of our common stock and, accordingly, the members of the Timken family shall not be deemed a “group” for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 with respect to such shares. Accordingly, each member of the Timken family disclaims beneficial ownership of any shares of our common stock as to which such member does not have sole or shared voting or investment power.

(2)

A filing with the Securities and Exchange Commission dated February 8, 2012, by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, indicated that it has sole voting and investment power over 4,961,139 shares, representing 5.1 percent, of our outstanding common stock.

(3)	Trustee of the plan is J. P. Morgan Retirement Plan Services LLC, P.O. Box 419784, Kansas City, MO 64179-0654.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s success depends largely on the contributions of motivated, focused and energized people all working to achieve our strategic objectives. This understanding shapes our approach to providing a competitive total compensation package to our CEO and the other executive officers named in the Summary Compensation Table (the “named executive officers”) that:

•	enables the Company to attract, retain and motivate superior quality executive management;

•	rewards executive management for financial performance and achievement of strategic objectives; and

•	aligns the financial interests of executive management with those of our shareholders.

The Company uses a balance of short-term and long-term incentives as well as cash and non-cash compensation to meet these objectives. The elements of executive compensation consist of base salary, annual incentives, long-term incentives including performance units, stock options and performance shares, retirement income programs and other benefits. Each element of compensation meets one or more of the objectives described above.

2011 Business Performance

The Compensation Committee believes that our executive compensation for 2011 was consistent with our compensation objectives and demonstrates a long-standing focus on pay for performance at all levels. The reported executive compensation reflects changes made to target opportunities to track market practices, payments commensurate with our strong operating performance and changes in the accounting value of pension obligations.

The combined effect of the actions taken by management in recent years to improve both the Company’s market exposure and its internal operating performance drove the Company to record levels of sales and profitability in 2011. Sales for 2011 were $5.2 billion, an increase of 28 percent over 2010. Earnings per diluted share for 2011 were $4.59, up 65 percent over 2010. In addition, the Company maintained its considerable liquidity and strong balance sheet.

2011 Target Pay Adjustments

The Compensation Committee approved the following pay changes with respect to executive compensation targets for the named executive officers in 2011:

Salary: The CEO received a base salary increase of 3.9 percent in 2011. The other named executive officers received base salary increases ranging from 2.5 percent to 3.7 percent, which is within the range of salary adjustments for all Company employees. The base salary increases were made to maintain alignment with market practice and were effective March 1, 2011. See “Base Salary” below.

Annual Performance Award: The target annual bonus opportunities for the CEO and the Chairman for 2011 were increased from 100 percent to 115 percent of base salary to better align the targets with market practice. The target opportunities for the other named executive officers remained unchanged for 2011. See “Annual Performance Award” below.

Long-Term Incentives: The named executive officers received target long-term incentive awards in 2011 with values ranging from approximately $1.1 million to $4.8 million. The target value of performance shares and nonqualified stock options was increased in 2011 for the CEO and the Chairman to better align with market practice. See “Long-Term Incentives” below.

CEO Total Pay: The CEO’s target pay for 2011 positioned his total pay package slightly below the 50th percentile as defined using the process described below in the “Pay Setting Process” section of this CD&A.

The table below shows the year-to-year change in targeted compensation for the CEO in 2011 compared to 2010:

Target Compensation	2010	2011	% Change
Base Salary	$1,025,000	$1,058,000	3%[1]
Target Annual Incentive	$1,025,000	$1,217,000	19%
Target Long-Term Incentives[2]	$4,768,000	$4,754,000	0%
Target Total Direct Compensation	$6,818,000	$7,029,000	3%

[1]	Represents the 2011 impact of a 3.9 percent base salary increase on March 1, 2011

[2]	Reflects target performance unit value plus grant date fair values for performance shares and nonqualified stock options, as disclosed

2011 Incentive Compensation

In addition to total shareholder return, there are a variety of factors that we believe reflect Company performance over both short-term and long-term periods. These factors include earnings before interest and taxes as a percentage of beginning invested capital (“EBIT/BIC”), return on invested capital and earnings per share, among other things. The Company achieved record operating results with respect to a number of these factors during 2011. These results drove the following incentive compensation awards for performance periods ending on December 31, 2011:

•

Annual performance awards were paid at 173 percent of target for each of the named executive officers, reflecting record corporate EBIT/BIC performance as well as strong working capital management and customer service levels;

•

Performance unit awards, which are based on return on invested capital and earnings per share, were earned at above target levels given our record levels of performance. Payments for the 2009 to 2011 performance period were earned at 146 percent of target and payments for the 2011 portion of the 2010 to 2012 period were earned at 150 percent of target; and

•

Stock and option grant values reported in the Summary Compensation Table are higher than the targeted values due to the Company’s strong stock price on the date of grant. The number of options and shares granted was based on the Company’s average stock price for the six months prior to the grant, whereas the reported grant value is based on the stock price on the date of grant only. The Company has used this averaging practice the past three years, with the net effect over that period being aggregate grant values that were below our targeted values.

Long-Term Realized Pay

While most individual pay decisions are based on an annual timetable, the Compensation Committee takes a longer-term view of how pay and performance are linked for executives. In addition, the Committee primarily focuses on the pay realized by executives as a result of performance, not just the values we are required to report in the Summary Compensation Table and its supporting tables. The values in those tables, while important, only tell a portion of the story as they reflect accounting values of different program elements, not realized values. In addition, in the case of pension values, they are influenced by factors such as changes in interest rates, not just changes in the underlying benefit levels or program design.

The table below shows the value of realized compensation for the CEO from 2009 through 2011, as well as the performance of the Company on the primary incentive metrics tracked by the Company. While not a substitute for the Summary Compensation Table, this table provides what we believe is an accurate depiction of the relationship between pay and performance at the Company, and shows strong alignment between the two. During this time period, the Company increased shareholder wealth by over $2 billion through increases in stock price and the payment of dividends.

	2009	2010	2011
Realized Compensation
Base Salary	$985,581	$1,025,004	$1,058,334
Annual Bonus Paid	$0	$2,050,000	$2,105,921
Performance Units Payout	$0	$512,502	$2,518,435
Gains from Option Exercises	$0	$4,582,890	$1,939,867
Value of Stock Awards Vesting	$471,296	$548,324	$1,107,115
Total	$1,456,877	$8,718,720	$8,729,672

Performance[1]
Corporate EBIT/BIC	-1.7%	17.1%	26.6%
Return on Invested Capital	-1.2%	13.3%	19.5%
Earnings per Share	$(0.64)	$2.73	$4.59
1-Year TSR	24.1%	104.5%	-17.5%

[1]	Reconciliation of corporate EBIT/BIC and return on invested capital to their respective U.S. GAAP equivalents is contained in Appendix A.

In addition, during 2011, as a result of a decline in the Company’s stock price during the year, the aggregate value of the outstanding stock options, restricted shares and performance shares granted to the CEO between 2008 and 2010 declined by approximately $5.8 million. This decline in value, which does not include the decline in value of the other shares owned by the CEO, further reinforces the performance orientation of our program and the alignment of interests between our executives and our shareholders.

The primary differences between the total amounts shown in this table and in the Summary Compensation Table is that this table reflects actual gains from option exercises and stock vesting as opposed to the grant date fair value of stock and options awards, and this table does not reflect increases in pension values and perquisites and certain other compensation amounts that are shown in the Summary Compensation Table.

Governance Actions in 2011

In addition to these pay actions, the Company also made changes to strengthen its compensation programs to reflect best practices in governance of executive pay:

•	Eliminated tax gross-up for perquisites for executive officers effective January 1, 2011;

•	Modified equity grant agreements to require double-trigger vesting in the event of a change in control of the Company for all future awards; and

•	Adopted a revised Long-Term Incentive Plan, submitted to shareholders in 2011, that enabled implementation of clawbacks for equity incentives.

Alignment of Pay and Performance

The Compensation Committee recognizes that 2011 was an outstanding year for the Company, despite challenging economic conditions in many of the markets served by the Company. Although the Company’s total shareholder return for 2011 underperformed total shareholder return in 2010 and 2009, the Compensation Committee recognizes that actions taken by management in recent years drove the Company to reach the record levels of sales and profitability seen in 2011. As a result, realized pay was aligned with these strong results. In addition, the Company’s three-year annualized total shareholder return of 28 percent and five-year annualized total shareholder return of 8.2 percent demonstrate that the Company is creating long-term value for its shareholders that is aligned with pay increases over these periods. The Compensation Committee also believes that the compensation decisions made in light of the Company’s strong performance, as well as the longer-term implication of past and present compensation decisions, demonstrate a strong, sustained commitment to paying for performance.

Executive Compensation Program Design

The Company designs its executive compensation programs to ensure they are aligned with competitive market practices, the Company’s emphasis on meeting its performance aspirations and the creation of long-term shareholder value. Based on a review of the compensation programs and policies that apply to all Company employees, the Compensation Committee has determined that such programs and policies are not reasonably likely to have a material adverse effect on the Company. Additionally, in establishing and reviewing the executive compensation programs, the Compensation Committee considers whether the programs encourage unnecessary or excessive risk taking and has determined that they do not. The Compensation Committee also considered the result of the 2011 advisory, non-binding “say-on-pay” vote in connection with the discharge of its responsibilities. Because a substantial majority of our shareholders approved the compensation for our named executive officers described in our Proxy Statement for the 2011 Annual Meeting of Shareholders, the Compensation Committee determined that no changes to our compensation programs were warranted as a result of the shareholder advisory vote. As described above under “Executive Summary,” however, our Compensation Committee did take action during 2011 to strengthen our executive compensation programs and to continue to build a pay-for-performance culture.

In order to gauge the competitiveness of its compensation programs, the Company periodically reviews survey data from nationally recognized consulting firms. Collectively, these databases reflect the pay practices of hundreds of companies from a range of industries. The Company attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in its relevant general labor markets. In 2011, the Company used information regarding the pay practices of companies in these databases with revenues adjusted (via the use of regression analysis) to reflect a company of Timken’s revenue size. Specifically, the Company uses both the Towers Watson Executive Compensation Database and the Aon Hewitt US Total Compensation Measurement Executive Survey. A combined list of the companies in these databases is attached to this Proxy Statement as Appendix B. The Company believes that revenues are an appropriate indicator of the size and complexity of an organization, which should be reflected in determining compensation levels. Furthermore, the Company views general industrial companies of comparable size as the relevant market for the Company’s senior executive talent. In light of the survey data gathered and the relative positioning of Timken’s executives to the competitive market, the Compensation Committee elected to make nominal adjustments to targeted compensation levels for certain executives as described above under “2011 Target Pay Adjustments”.

Guidelines for salaries, annual incentives and long-term incentive grants are based on the 50th percentile of the general industry data for each position. The Company may provide target compensation above or below the 50th percentile for a particular position based on internal factors such as the executive’s operating responsibilities, experience level, retention risk and tenure and performance in the position. The Company establishes compensation levels in this way for two main reasons. First, this approach sets fair and reasonable pay levels needed to attract and retain qualified executives. Second, it requires excellent performance for pay that is higher than that provided by the majority of companies in the comparison group.

The Company establishes target compensation levels that are consistent with market practices relative to base salaries, annual incentive awards and long-term incentive grants, along with the Compensation Committee’s assessment of the appropriate mix for the position. Current compensation is structured to provide needed personal liquidity, focus executives on short-term priorities and dampen the impact of a volatile stock market. Providing a significant portion of executive compensation in the form of long-term compensation strengthens the alignment of executives to the long-term performance of the Company and provides a balance against short-term decision making.

The Company’s incentive compensation programs for executives are designed to link compensation performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

Program	Short-Term	Intermediate	Long-Term
	(Cash)		(Equity)
	Senior Executive Management Performance Plan	(Cash) Performance Units	Performance Shares*	Nonqualified Stock Options

Objective	Short-term operational business priorities	Medium-term goals linked to Strategic Plan	Long-term shareholder value creation

Time Horizon	1 Year	3 Years	4 Years	10 Years

Metrics	80% corporate EBIT/BIC 20% working capital/sales	50% ROIC 50% earnings per share	Performance of Common Stock *EBIT/BIC for vesting

The mix between current and long-term or cash and non-cash compensation varies by management level. For example, the CEO and the Chairman receive more of their total target compensation in the form of long-term compensation relative to the other named executive officers. For both, target compensation consists of approximately 40 percent in current compensation and 60 percent in long-term compensation, made up of approximately:

•	20 percent in current cash base salary;

•	20 percent in current cash incentive pay tied to annual performance goals;

•	20 percent in long-term cash incentive pay tied to performance over a three-year cycle; and

•	40 percent in long-term equity incentive compensation (stock options and performance shares).

Target compensation for the other named executive officers is approximately 45 percent in current compensation and 55 percent in long-term compensation, with approximately 65 percent in cash and 35 percent in non-cash compensation. Positions lower in the organization have a greater emphasis on current, cash denominated pay. This reflects the Company’s view that more senior executives should have a more significant incentive to focus on and drive long-term performance, while priorities for executives lower in the organization are more heavily focused on shorter-term operational results.

Cash is used for both current and long-term compensation, while non-cash compensation (i.e., share-based awards) is generally used only for long-term compensation. Cash compensation includes base salary, annual incentive awards and performance units, which are cash-based awards typically payable at the end of three years subject to attainment of certain corporate performance targets. Non-cash compensation includes stock option grants and performance share grants. Compensation tied to equity is intended to align the recipient’s interests with those of our shareholders, as changes in stock price have a meaningful impact on the recipient’s personal wealth.

Pay-Setting Process

The CEO and the Senior Vice President — Human Resources and Organizational Advancement, in consultation with Towers Watson, the Compensation Committee’s external compensation consultant, prepare compensation recommendations for the named executive officers (other than the CEO and the Chairman) and present these recommendations to the Compensation Committee. The compensation packages for the CEO and the Chairman are determined by the Compensation Committee (with input from the Chairman on the performance and pay recommendations for the CEO) and approved by the independent members of the Board of Directors during executive session.

The Company compares each element of compensation provided to its executive officers to market data and considers the total compensation package in relation to the target established for the position, taking into account the scope of responsibilities for the particular position. Total compensation (base salary, annual incentives and long-term incentive grants) is evaluated in relation to the total compensation of comparable positions derived from the general market data. For example, the amount of Mr. Griffith’s compensation is higher than the other named executive officers because it reflects the competitive market for CEO services, and not because of compensation policies different from those applied to the other named executive officers.

In the course of this analysis and development of proposed total compensation packages, the Compensation Committee’s external compensation consultant reviews the relevant information and discusses their findings with the Committee. As part of this process, the Compensation Committee reviews all the components of compensation for the named executive officers and determines that each individual’s total compensation is reasonable and consistent with the Company’s compensation philosophy. The Compensation Committee may also consider additional factors, such as the executive’s operating responsibilities, experience level, retention risk and tenure and performance in the position, and make adjustments to a particular element of an executive’s compensation. The Compensation Committee then approves, with any modifications it deems appropriate, base salary ranges, target annual performance award opportunities and long-term incentive grants for the Company’s executive officers. The amount of past compensation realized or potentially realizable does not directly impact the level at which current and long-term pay opportunities are set, though the Compensation Committee does consider this information in its deliberations.

The Company analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. The Company has addressed the impact of Section 162(m) of the Internal Revenue Code by obtaining shareholder approval of the Senior Executive Management Performance Plan and the Long-Term Incentive Plan and by structuring certain grants under the Long-Term Incentive Plan as performance-based compensation. All named executive officers participated in the Senior Executive Management Performance Plan for 2011. The Compensation Committee considers the deductibility of compensation and benefits for Federal income tax purposes, along with other relevant factors, when determining executive compensation practices.

As described above, the Compensation Committee engages an external compensation consultant in connection with its oversight of the design, development and implementation of the Company’s executive pay programs. During 2009, the Compensation Committee established a multi-year agreement with Towers Watson to provide this service. In 2011, Towers Watson’s primary areas of assistance were:

•	Gathering information related to current trends and practices in executive compensation in response to questions raised by the Compensation Committee and management;

•	Reviewing information developed by management for the Compensation Committee and providing its input on such information to the Committee;

•	Attending and participating in meetings with the Compensation Committee, as well as briefings with the Committee Chairperson and management prior to meetings; and

•	Reviewing with management and the Compensation Committee materials to be used in the Company’s Proxy Statement.

The Compensation Committee has authorized Towers Watson to interact with the Company’s management, as needed, on behalf of the Compensation Committee.

Analysis of 2011 Compensation

Base Salary

Base salaries for the named executive officers are intended to reflect the scope of their responsibilities, the length of their experience performing those responsibilities and their performance. The Compensation Committee determines base salary ranges for executive officers using external surveys of salary practices for positions with similar levels of responsibility. The Compensation Committee also reviews base salaries for the named executive officers annually in light of each officer’s experience, leadership, current salary and position in the salary range.

Following this review process in 2011, the Compensation Committee decided to increase the base salary for the CEO by 3.9 percent. The other named executive officers received base salary increases ranging from 2.5 percent to 3.7 percent. The base salary increases were consistent with base salary increases implemented throughout the Company.

Annual Performance Award

The Company’s Senior Executive Management Performance Plan provides the named executive officers with the opportunity to earn annual incentive compensation based on the achievement of corporate performance goals established by the Compensation Committee and approved by the Board of Directors. It is intended to focus the named executive officers on specific performance goals in the current year.

The Senior Executive Management Performance Plan is structured to comply with Section 162(m) of the Internal Revenue Code. In order to qualify the amounts earned under the plan as “performance-based,” the Compensation Committee can exercise discretion only to reduce an award. As a result, performance at target levels results in the plan being funded above the level of the Company’s other annual incentive plans. This provides the Compensation Committee with the flexibility to determine actual awards under the Senior Executive Management Performance Plan for the named executive officers that are consistent with the awards made to other annual incentive plan participants, which has been the historical practice.

For 2011, the Senior Executive Management Performance Plan provided both the CEO and the Chairman a target award opportunity of 115 percent of base salary. The Plan provided the other named executive officers a target award opportunity of 70 percent to 75 percent of base salary. Target award opportunity levels for executive officers were determined by the Compensation Committee based on external surveys of practices for positions with similar levels of responsibility. The actual awards could be higher or lower than the target opportunity based on the results for each performance measure and the extent to which the Compensation Committee uses discretion to reduce the awards.

The Company used two performance measures for funding this plan for 2011: (1) corporate EBIT/BIC (calculated to exclude the effects of acquisitions and divestitures above $50 million in size, changes in tax laws or accounting principles, non-cash impairments, changes in other comprehensive income and any amounts received under the Continued Dumping and Subsidy Offset Act); and (2) working capital as a percentage of sales. Corporate EBIT/BIC constituted 80 percent of the total award calculation and working capital as a percentage of sales constituted 20 percent. The Compensation Committee established corporate EBIT/BIC as the primary performance measure because it believes this measure is closely correlated with the creation of shareholder value. Working capital as a percentage of sales was used to focus the named executive officers on managing working capital.

The Company’s 2011 performance goals, associated plan funding levels, and actual calculated performance are summarized in the following table:

Senior Executive Management Performance Plan - 2011

	Threshold	Target	Maximum	Actual

EBIT/BIC	6.0%	15.0%	22.0%	25.7%
Working Capital/Sales	28.3%	24.3%	20.3%	24.0%
Plan Funding	80%	170%	260%	243.4%

The EBIT/BIC target level for 2011 was significantly higher than the 2010 target and the highest target in the history of the plan, despite ongoing uncertainty in most of the Company’s global markets. The actual calculated corporate EBIT/BIC was 25.7 percent, which exceeded the maximum level, while the ratio of working capital to sales was 24.0 percent, or slightly better than target. As a result, the Senior Executive Management Performance Plan was eligible to be funded at 243.4 percent of target. The Compensation Committee determined the actual annual incentive award for each named executive officer based on the calculated award, as a percentage of target opportunity, under the Company’s annual incentive plan for management level employees other than the named executive officers. As a result, the 2011 cash payout under the Senior Executive Management Performance Plan equaled 173 percent of the target opportunity for each of the named executive officers.

Long-Term Incentives

The Compensation Committee administers the Long-Term Incentive Plan, which is approved by our shareholders. Awards under the Long-Term Incentive Plan can be made in the form of non-qualified stock options, incentive stock options, appreciation rights, performance shares, performance units, restricted shares, restricted stock units and deferred shares. In 2011, the Company utilized three different types of long-term incentive grants for the named executive officers:

•	Performance units, which are designed to reward executives with cash payments contingent on the attainment of specified corporate performance goals;

•	Nonqualified stock options, which vest over time (typically four years) and are intended to provide value to the holder only if shareholders receive additional value after the date of grant; and

•

Performance shares, which require the Company to achieve a specified performance objective in order to have the shares vest over time (typically four years) and are intended to foster stock ownership among executives and focus executives on total shareholder return (including dividends).

In total, the Company believes that these three grant types provide a balanced focus on shareholder value creation and retention of key managers over the course of a full business cycle. These grants also serve to balance the short-term operating focus of the Company and align the long-term financial interests of executive management with those of our shareholders.

The value of each type of long-term incentive grant is linked directly to the performance of the Company or the price of its common stock. For performance units, payouts are entirely contingent on the attainment of corporate performance targets, based on the Company’s three-year strategic plan. In the case of stock options, the recipient recognizes value only to the extent that the stock price rises above the market price of the stock at the time the option is granted. As for performance shares, receipt of the shares is dependent upon achievement of a certain level of performance and the value of the shares is directly related to the stock price and the dividends paid by the Company. In each case, an executive must remain employed by the Company for a minimum of three years (four years for stock options and performance shares) to earn the full value of any award, which aids the Company in retaining executives.

The allocation of grant value among the three long-term incentive grant types is based on a combination of market practice, internal equity considerations and the relative importance of the objectives behind each of the three grants (i.e., reward attainment of multi-year performance goals, provide value tied to stock price appreciation and foster stock ownership). For the CEO and the Chairman, greater emphasis is placed on the stock option component, reflecting the Committee’s belief that the CEO and the Chairman, more than other officers, are directly accountable for long-term shareholder value creation.

When determining the size of the stock option and performance share grants in recent years, the Committee concluded that using the stock price at a single point in time did not reflect the longer term value of the stock. As a result, the Compensation Committee used the average price over the last six months of the year prior to the grant date in determining the number of shares granted. The resulting grants reflect reported compensation that may be higher or lower than target levels as a result of differences between the stock price on the date of grant used for reporting purposes and the average price used to determine the size of the grants. The Company has used this averaging practice the past three years, with the net effect over that period being aggregate grant values that were below our targeted values.

The Compensation Committee typically grants performance units, stock options and performance shares at the first regularly scheduled meeting of each year, when the Committee determines all elements of the officers’ compensation for the year. Board and Committee meetings are generally scheduled at least a year in advance. Approval of grants for newly hired or promoted executives during the course of the year occur at the Compensation Committee meeting immediately following the hiring or promotion.

Performance Units

The named executive officers have received awards of performance units at the start of three-year performance periods, and the awards are designed to focus the officers’ efforts on the Company’s medium-term performance goals. A new three-year performance cycle starts on January 1 of each year. Cash payouts for performance units are typically made by March following the end of each performance cycle. Performance units act as a strong incentive for the named executive officers to achieve the Company’s medium-term financial and strategic objectives. They also encourage retention, as they are subject to forfeiture if the officer voluntarily leaves the Company before the end of the three-year period.

For each of the performance cycles described below, the Compensation Committee established two performance measures: (1) return on invested capital (ROIC); and (2) earnings per share (EPS). The Compensation Committee selected these goals because it believes they are key components of shareholder value creation and highly correlated to achievement of the Company’s business strategy. Each measure was weighted equally because they are viewed as equally important for these performance cycles. For the 2009 to 2011 performance cycle, actual performance is calculated to exclude the effects of changes in tax laws or accounting principles. For the 2010 to 2012 and 2011 to 2013 performance cycles, actual performance is calculated to exclude the effects of changes in tax laws or accounting principles, non-cash impairments, changes in other comprehensive income and any amounts received under the Continued Dumping and Subsidy Offset Act.

2009 to 2011 Performance Cycle

The Compensation Committee establishes a target payout opportunity for the performance units for each named executive officer, determined as a percentage of the officer’s base salary in effect on January 1 in the first year of the period. For the 2009 to 2011 cycle, the CEO and the Chairman had a target payout opportunity of 100 percent and the other named executive officers had target payout opportunities from 50 percent to 80 percent of their January 1, 2009 base salaries. These target percentages were determined to provide the appropriate allocation of value among the long-term incentives, as described above.

The Company’s performance goals, associated plan funding levels and actual calculated results for the 2009 to 2011 cycle are summarized in the following table:

Performance Units - 2009 to 2011 Cycle

	Threshold	Target	Maximum	Actual

Average ROIC	4.8%	6.0%	7.2%	7.2%
Cumulative EPS	$3.80	$5.43	$6.24	$6.10
Plan Funding	50%	100%	150%	146%

For the 2009 to 2011 cycle, actual calculated performance exceeded the target level for both measures and the CEO and the Chairman each received a cash payment equal to 146 percent of their January 1, 2009 base salaries and the other named executive officers received cash payments equal to 73 percent to 117 percent of their January 1, 2009 base salaries.

2010 to 2012 Performance Cycle

The severe economic downturn in 2009 significantly affected performance units covering multiple performance cycles. There were no payouts for the 2007 to 2009 cycle or the 2008 to 2010 cycle and at the time the 2010 to 2012 cycle was approved, the probability of achieving the targets for the 2009 to 2011 cycle was believed to be remote. Recognizing the challenges of setting multi-year performance goals in an uncertain environment, while at the same time desiring to strengthen the incentive to achieve the Company’s strategic objectives and to encourage retention of senior management, the Compensation Committee structured the performance units for the 2010 to 2012 performance cycle to provide an opportunity for a payout to be earned in each year of the cycle.

As in the past, the specific performance targets for each measure are tied to the Company’s internal, confidential three-year strategic plan. Given the uncertain environment at the time the targets were established, the Compensation Committee believed that the targets for the 2010 to 2012 cycle were very challenging, but achievable. The target payout opportunity for the performance units granted in 2010 was 100 percent of base salary (as of January 1, 2010) for the CEO and the Chairman and ranged from 60 percent to 80 percent of base salary (as of January 1, 2010) for the other named executive officers.

Funding (as a percentage of target) for the 2010 to 2012 performance cycle is as follows:

	Threshold	Target	Maximum

2010	17%	33%	50%
2011	34%	67%	100%
2012	50%	100%	150%
Total Funding	100%	200%	300%

The Company’s performance goals and actual calculated results for the 2011 component of the 2010 to 2012 cycle are summarized in the following table:

2010 to 2012 Performance Units – 2011 Performance Goals

	Threshold	Target	Maximum	Actual

ROIC	5.2%	7.4%	9.6%	18.2%
EPS	$1.00	$1.47	$2.25	$4.37

Based on these results, the CEO and the Chairman each received a cash payment equal to 100 percent of their January 1, 2010 base salaries and the other named executive officers received cash payments equal to 60 percent to 80 percent of their January 1, 2010 base salaries.

2011 to 2013 Performance Cycle

In 2011, the Compensation Committee returned to the approach used prior to 2010 under which the entire performance award is paid at the end of the three-year cycle. As in the past, the specific performance targets for each measure are tied to the Company’s internal, confidential three-year strategic plan. As a result, at the time the targets were established, the Compensation Committee believed that the targets for the 2011 to 2013 cycle were very challenging, but achievable. For the performance units granted in 2011, the CEO and the Chairman have a target payout opportunity of 100 percent and the other named executive officers have target payout opportunities from 70 percent to 80 percent of their January 1, 2011 base salaries, as reflected in the 2011 Grants of Plan-Based Awards Table below.

Under the accounting rules, performance units result in variable accounting, whereby the Company’s expense equals the value paid to the executives. As such, the ultimate expense is not determinable until the end of the three-year performance period. When the executives earn and receive a payout, the Company receives a corresponding tax deduction.

Stock Options

Key Employees (including the named executive officers) receive nonqualified stock options that:

•	have an exercise price equal to the market price of the stock on the date of grant;

•	typically vest over a four-year period in equal amounts each year; and

•	expire ten years after the date of grant.

The Compensation Committee believes that this structure helps the Company retain executives and focus attention on longer-term performance. Stock options are an effective motivational tool because they only have value to the extent the stock price on the date of exercise exceeds the exercise price on the grant date. They are an effective element of compensation and retention, however, only if the stock price grows over the term of the award. For information about the specific number of stock options awarded to each of the named executive officers, see the 2011 Grants of Plan-Based Awards Table below.

Under accounting rules, the fair value of the stock options on the grant date is expensed over the vesting period in the year the options become vested. When executives exercise stock options, they are taxed at ordinary income tax rates (subject to withholding) and the Company receives a corresponding tax deduction.

Performance Shares

Performance shares are equity grants that are forfeited if a specified performance objective is not achieved. Performance shares serve to both reward and retain executives, as the receipt of the shares is linked to performance and the value of the shares is linked to the stock price when the shares vest.

The performance objective for performance shares granted in 2011 was corporate EBIT/BIC of 4 percent or better in any single year during the four-year vesting period. This performance objective was met in 2011 and the shares converted to time-based vesting, with 25 percent of the award vesting on the first anniversary of the grant and an additional 25 percent vesting on each of the next three anniversaries. For information about the specific number of performance shares awarded to each of the named executive officers, see the 2011 Grants of Plan-Based Awards Table below.

Under accounting rules, the grant date fair value of the performance shares is expensed over the service/vesting period based on the shares that are earned, provided the performance metric is met. The executives are taxed at ordinary income tax rates (subject to withholding) when the shares vest, and the Company receives a corresponding tax deduction.

Stock Ownership Guidelines

Stock ownership guidelines have been established for all senior executives and are intended to align the interests of executive management with those of our shareholders by requiring executives to be subject to the same long-term stock price volatility our shareholders experience. These guidelines establish the following specific ownership target for each of the named executive officers: Mr. Griffith — 100,000 shares; Mr. Timken — 80,000 shares; Mr. Eisenberg — 33,000 shares; Mr. Miraglia — 28,000 shares; and Mr. Coughlin — 28,000 shares. The Company considers all shares owned by the executive, including restricted shares and performance shares still subject to forfeiture but not including shares that are subject to unexercised options, in determining whether the executive has met ownership targets. As of December 31, 2011, the named executive officers all exceeded their ownership targets. The Company has a formal policy that prohibits hedging the economic risk related to such stock ownership.

Retirement Income Programs

The Company’s retirement income programs are an important retention tool. The Company maintains both qualified and nonqualified retirement income programs. The named executive officers participate in qualified plans on the same terms and conditions as all other salaried employees and also participate in the Company’s nonqualified retirement income programs. The Company currently provides nonqualified retirement income through two types of plans:

•

A nonqualified defined contribution plan provides for after-tax savings based on each executive’s contributions, Company match and core defined contributions in excess of tax limits. The nonqualified defined contribution plan in which the named executive officers participate is the Post-Tax Savings Plan. This plan is primarily intended to restore benefits that would be provided under the qualified retirement plans were it not for limits on benefits and compensation imposed by the Internal Revenue Code.

•

A nonqualified defined benefit plan provides for a targeted percentage of salary and annual incentive income that will continue through retirement. The nonqualified defined benefit plan in which the named executive officers participate is the Supplemental Executive Retirement Program for Executive Officers (the “SERP”). The SERP provides for a benefit based on final average earnings with offsets for benefits provided under the Company’s other retirement programs. The SERP promotes retention of executive officers because it requires ten years of service, including five years as an officer, for full benefits to be earned.

Although the policies and procedures underlying the Company’s retirement income programs are the same for all participants, the age and length of service (including service as an officer of the Company) of each participant can have a significant effect on their benefit calculation because the programs have changed over time. In addition, because benefits under the Company’s retirement income programs are based on base salary and cash annual incentive compensation for the five highest non-consecutive years (out of the final ten years), pension values can increase significantly as salary and cash annual incentive compensation increases. Pension values are also influenced by external factors such as the current environment of low interest rates, which have caused pension values to increase.

The value of the nonqualified retirement income programs is quantified each year and these programs are periodically reviewed for their competitiveness. To date, the value of these programs has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants.

Termination-Related Payments

In addition to retirement payments, the Company provides termination-related payments in the event of involuntary termination without cause and involuntary termination without cause following a change in control.

The Company provides payments in the event of involuntary termination without cause through severance agreements with individual executives. Severance agreements are provided based on competitive market practice and the Company’s desire to ensure some level of income continuity should an executive’s employment be terminated without cause. The Company believes that providing for such income continuity results in greater management stability and lower unwanted management turnover.

Severance agreements also provide for termination payments following involuntary termination without cause following a change in control. These provisions are based on competitive practice and are designed to ensure that executives’ interests remain aligned with shareholders should a potential change of control occur. They are also intended to provide some level of income continuity should an executive’s employment be terminated without cause. The Company believes, as stated above, that providing for such income continuity results in greater management stability and lower unwanted management turnover.

The level of severance benefits under the applicable scenario reflects the Company’s perception of competitive market practice for the named executive officers’ positions, based on an assessment by Towers Watson. Severance pay was established as a multiple of base salary and actual annual incentive compensation, based on competitive market practice. Specific dollar values were not targeted by the Compensation Committee, although the Compensation Committee did review “tally sheets” that showed the estimated cost of such benefits under various scenarios. The amounts of potential payouts are indicated in the Termination Scenarios table on page 38.

Deferred Compensation

The Company maintains a Deferred Compensation Plan that allows certain employees, including the named executive officers, to defer receipt of all or a portion of their salary, employee contributions and Company match that would otherwise be directed to the Post-Tax Savings Plan and/or incentive compensation payable in cash or common shares until a specified point in the future. Cash deferrals earn interest quarterly at a rate based on the prime rate plus one percent. None of the named executive officers earned “above-market” interest, as defined by the Securities and Exchange Commission.

The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets. In the event of a change in control in the Company, as defined in the plan, participants are entitled to receive deferred amounts immediately. The Compensation Committee believe that providing employees with tax deferral opportunities aids in the attraction and retention of such employees.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness. To date, the value of deferred compensation has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants.

Perquisite Programs

The Company’s executive officers, including all of the named executive officers, are eligible to participate in a number of broad-based benefit programs, including health, disability and life insurance programs. The named executive officers may also receive certain perquisites including term life insurance coverage, financial counseling and tax preparation, access to corporate country club memberships (although personal expenses are not reimbursed), and home security systems. The value of these benefits is reflected in the All Other Compensation column in the Summary Compensation Table below. Beginning January 1, 2011, the Company no longer provides tax gross-ups for these benefits to executives. These benefits are intended to provide executives with a competitive perquisite program that is reasonable and consistent with the Company’s overall approach to executive compensation. The total cost of these benefits is a small percentage of each named executive officer’s total compensation.

EXECUTIVE COMPENSATION

2011 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation for our named executive officers for 2011:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
James W. Griffith President and Chief Executive Officer	2011	$1,058,334	$0	$1,098,020	$2,630,760	$4,624,356	$3,283,000	$162,052	$12,856,522
	2010	$1,025,004	$0	$802,518	$1,915,053	$2,562,502	$1,332,000	$74,050	$7,711,127
	2009	$985,581	$0	$430,408	$1,024,717	$0	$1,419,000	$100,449	$3,960,155
Ward J. Timken, Jr. Chairman — Board of Directors	2011	$835,000	$0	$888,398	$2,112,580	$3,651,691	$1,717,000	$217,320	$9,421,989
	2010	$810,000	$0	$634,760	$1,510,885	$2,025,000	$327,000	$74,812	$5,382,457
	2009	$778,846	$0	$340,494	$808,186	$0	$527,000	$145,269	$2,599,795
Glenn A. Eisenberg Executive Vice President — Finance and Administration	2011	$619,540	$0	$314,433	$627,795	$1,963,705	$1,517,000	$132,486	$5,174,959
	2010	$600,034	$0	$247,103	$496,395	$1,071,002	$594,000	$70,111	$3,078,645
	2009	$578,658	$90,000	$131,923	$265,631	$0	$489,000	$88,942	$1,644,154

Salvatore J. Miraglia, Jr. President — Steel	2011	$456,690	$0	$259,532	$550,068	$1,292,718	$1,706,000	$72,278	$4,337,286
	2010	$438,368	$0	$204,030	$434,006	$762,503	$618,000	$51,942	$2,508,849
	2009	$421,739	$65,000	$109,076	$232,243	$0	$746,000	$50,899	$1,624,957
Christpher A. Coughlin President — Process Industries	2011	$433,370	$0	$259,532	$550,068	$1,016,791	$753,000	$42,586	$3,055,347

(1)	The amounts shown in this column for 2011 represent the aggregate fair market value on the date of grant, computed in accordance with FASB ASC Topic 718, of performance shares granted in 2011.

Performance share grants for each of the named executive officers require the Company to achieve a performance objective for at least one year during the four-year vesting period. Upon attainment of the performance objective, the grants convert to time vesting for all shares. The 2011 performance share grants required the Company to achieve a performance objective of EBIT/BIC of 4 percent or better and this objective was achieved in 2011.

(2)	The amounts shown in this column for 2011 represent the fair market value of nonqualified stock options at the time they were granted in 2011, computed in accordance with FASB ASC Topic 718, using the Black-Scholes model. All stock options vest at a rate of 25 percent per year. Assumptions used to determine the value of nonqualified stock options are listed in the discussion of Stock Compensation Plans in Note 11 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)	The amounts shown in this column for 2011 represent cash awards under the Senior Executive Management Performance Plan (annual incentive plan) for 2011 and the performance units under the Long-Term Incentive Plan covering the 2009 to 2011 and the 2010 to 2012 performance cycles. The performance units covering the 2010 to 2012 performance cycle provided the opportunity to earn an award each year based on that year’s performance. Amounts earned under the Senior Executive Management Performance Plan, 2009 to 2011 performance units and the 2011 portion of the 2010 to 2012 performance units, respectively, for each of the named executive officers were as follows: Mr. Griffith — $2,105,921, $1,493,431 and $1,025,004; Mr. Timken — $1,661,521, $1,180,170 and $810,000; Mr. Eisenberg — $803,993, $687,709 and $472,003; Mr. Miraglia — $553,147, $438,565 and $301,006; and Mr. Coughlin — $524,902, $257,889 and $234,000.

(4)	The amounts shown in this column for 2011 represent the difference between the amounts shown in the 2011 Pension Benefits Table on page 34 as of December 31, 2011 and those amounts calculated as of December 31, 2010. See the discussion of Pension Benefits on pages 33 and 34 for a description of how the amounts as of December 31, 2011 were calculated. The amounts as of December 31, 2010 were calculated using the same assumptions, except that a discount rate of 5.75 percent was used. For both years, liabilities were determined assuming no probability of termination, retirement, death, or disability before age 62 (the earliest age unreduced pension benefits are payable from the plans). None of the named executive officers earned above-market earnings in a deferred compensation plan.

(5)	The amounts shown in this column for 2011 are broken down in detail in the following table:

Name	Annual Company Contribution to SIP Plan and Core DC Program (a)	Annual Company Contribution to Post-Tax Savings Plan (b)	Annual Life Insurance Premium (Company Paid)	Executive Physicals (Company Required)	Financial Planning Reimburse- ment	Home Security Company Required)	Personal Use of Company’s Country Club Member- ships (c)	Spousal Travel (d)	Tax Gross- Ups for Life Insurance, Financial Planing, Home Security and Spousal Travel (e)	Other (f)
James W. Griffith	$11,025	$128,993	$5,284	$2,818	$4,240	$360	$0	$4,296	$0	$5,036
Ward J. Timken, Jr.	$19,600	$177,700	$2,937	$2,038	$10,000	$473	$0	$3,660	$0	$912
Glenn A. Eisenberg	$19,600	$96,645	$4,530	$2,444	$7,500	$236	$0	$0	$0	$1,531
Salvatore J. Miraglia, Jr.	$11,025	$37,107	$5,310	$2,143	$7,500	$527	$513	$5,056	$0	$3,097
Christopher A. Coughlin	$11,025	$28,089	$0	$2,171	$0	$307	$0	$0	$0	$994

(a)	“SIP Plan” refers to the Savings and Investment Pension Plan, which is the Company’s qualified defined contribution plan for salaried employees. “Core DC Program” refers to the core defined contribution program for all new salaried employees hired on or after January 1, 2004, as well as for salaried employees whose age plus years of service with the Company equaled less than 50 as of December 31, 2003. Mr. Timken and Mr. Eisenberg participate in the Core DC Program.

(b)	The “Post-Tax Savings Plan” is the Company’s tax-qualified restoration plan for salaried employees whose contributions and benefits in qualified retirement plans are limited by Section 415 of the Internal Revenue Code.

(c)	The amounts shown for personal use of country club memberships reflect pro-rated amounts of company-paid annual membership dues in 2011 that were used for personal use by the named executive officers. There are no incremental costs to the Company for personal use, as all such costs are borne by the officer.

(d)	The amounts shown for spousal travel include actual incremental travel expenses, as well as estimated incremental costs of traveling on the Company’s aircraft (if used), when accompanying the named executive officer on business travel.

(e)	Beginning January 1, 2011, the Company no longer provides tax gross-ups for benefits to executives.

(f)	The amounts shown represent imputed income for the cost of pre-tax term life insurance (which is provided by the Company for all associates equal to one times their annual salary) for the portion that exceeds the IRS pre-tax limit of $50,000.

2011 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning certain grants made to our named executive officers during 2011:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares) Target	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold	Target	Maximum
James W. Griffith	2/8/2011 Perf Units (1)	$512,500	$1,025,000	$1,537,500
	2/8/2011 SEM PP (2)	$973,667	$2,069,043	$3,164,419
	2/8/2011 Perf Shrs (3)				22,000			$1,098,020
	2/8/2011 NQSOs (4)					132,000	$49.91	$2,630,760
Ward J. Timken, Jr.	2/8/2011 Perf Units (1)	$405,000	$810,000	$1,215,000
	2/8/2011 SEM PP (2)	$768,200	$1,632,425	$2,496,650
	2/8/2011 Perf Shrs (3)				17,800			$888,398
	2/8/2011 NQSOs (4)					106,000	$49.91	$2,112,580
Glenn A. Eisenberg	2/8/2011 Perf Units (1)	$240,800	$481,600	$722,400
	2/8/2011 SEM PP (2)	$371,724	$789,914	$1,208,103
	2/8/2011 Perf Shrs (3)				6,300			$314,433
	2/8/2011 NQSOs (4)					31,500	$49.91	$627,795
Salvatore J. M iraglia, Jr.	2/8/2011 Perf Units (1)	$154,000	$308,000	$462,000
	2/8/2011 SEM PP (2)	$255,746	$543,461	$831,176
	2/8/2011 Perf Shrs (3)				5,200			$259,532
	2/8/2011 NQSOs (4)					27,600	$49.91	$550,068
Christopher A. Coughlin	2/8/2011 Perf Units (1)	$150,507	$301,014	$451,521
	2/8/2011 SEM PP (2)	$242,687	$515,710	$788,733
	2/8/2011 Perf Shrs (3)				5,200			$259,532
	2/8/2011 NQSOs (4)					27,600	$49.91	$550,068

(1)	The “Perf Units” amounts shown indicate aggregate threshold, target and maximum award opportunities for performance units covering the 2011 to 2013 performance cycle granted to each named executive officer in 2011 under the Long-Term Incentive Plan. Payment of awards is subject to the attainment of return on invested capital and earnings per share targets during the 2011 to 2013 performance cycle. Each measure is weighted equally. For any payment to be earned, the actual performance must exceed the threshold performance levels for both return on invested capital and earnings per share. If the threshold performance level for either measure is not attained, then no payment will occur. If an award is payable, the minimum award is 50 percent of target and the maximum award is 150 percent of target. Payments may be made in cash or shares of our common stock, as determined by the Compensation Committee.

(2)

The “SEMPP” amounts shown indicate funding levels at threshold, target and maximum performance levels under the Senior Executive Management Performance Plan for 2011. The Senior Executive Management Plan is a shareholder-approved plan in which all the named executive officers participated in 2011. The performance metrics for 2011 were corporate EBIT/BIC and working capital as a percentage of sales. Awards paid to individual executives are based on the actual financial results in relation to the target goals under the plan. In addition, the Compensation Committee retains the discretion to adjust downward any awards determined by the formula as the Compensation Committee deems appropriate. Target award amounts under the Senior Executive Management Performance Plan for each of the named executive officers were as follows: Mr. Griffith $1,217,084; Mr. Timken — $960,250; Mr. Eisenberg — $464,655; Mr. Miraglia — $319,683; and Mr. Coughlin — $303,359

(3)	The “Perf Shrs” amounts shown reflect performance shares granted in 2011, which required the Company to achieve a performance objective of EBIT/BIC of 4 percent or better for at least one year during the four-year vesting period. The performance objective was achieved in 2011; therefore the shares will vest over a total of four years in 25 percent increments on the anniversary of the date of grant. Dividend equivalents are paid after the performance threshold is met and until the performance shares convert to common stock after vesting.

(4)	The “NQSOs” amounts shown reflect nonqualified stock options granted in 2011. All options granted to the named executive officers during 2011 were granted on February 8, 2011. All options were granted pursuant to the Long-Term Incentive Plan with an exercise price equal to the fair market value (as defined in the plan) on the date of grant, have a ten-year term and will become exercisable over four years in 25 percent increments on the anniversary of the date of grant. The agreements pertaining to these options provide that such options will become exercisable in full and will vest in the event of death or disability of the option holder or a change in control of the Company, in each case as defined in such agreements. In the cases of normal retirement and retirement with the Company’s consent (prior to the age of 62), such options will become exercisable with the same terms and conditions as normal vesting, as if the option holder had remained in the continuous employ of the Company.

(5)	The amounts shown reflect the fair market value on the date of grant of performance shares and options granted in 2011, computed in accordance with FASB ASC Topic 718. The fair market value of performance shares is the opening price of our common stock on the date of grant multiplied by the number of full shares granted. The fair market value of options is determined using the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT 2011 YEAR-END

The following table sets forth information concerning unexercised options and stock that has not vested for each of our named executive officers as of December 31, 2011:

	Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price ($/share)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		Exercisable	Unexercisable
James W. Griffith	01/31/2005	134,000	0	$25.21	01/31/2015	02/04/2008	5,625	$217,744
	02/06/2006	134,000	0	$30.93	02/06/2016	12/31/2008	182	$7,045
	02/05/2007	134,000	0	$29.23	02/05/2017	02/08/2010	26,550	$1,027,751
	02/04/2008	120,750	40,250	$30.70	02/04/2018	02/08/2011	22,000	$851,620
	02/02/2009	0	104,350	$14.74	02/02/2019
	02/08/2010	52,950	158,850	$22.67	02/08/2020
	02/08/2011	0	132,000	$49.91	02/08/2021
Ward J. Timken, Jr.	01/31/2005	27,000	0	$25.21	01/31/2015	02/04/2008	4,450	$172,260
	02/06/2006	114,000	0	$30.93	02/06/2016	12/31/2008	835	$32,323
	02/05/2007	114,000	0	$29.23	02/05/2017	02/08/2010	21,000	$812,910
	02/04/2008	95,250	31,750	$30.70	02/04/2018	02/08/2011	17,800	$689,038
	02/02/2009	41,150	82,300	$14.74	02/02/2019
	02/08/2010	41,775	125,325	$22.67	02/08/2020
	02/08/2011	0	106,000	$49.91	02/08/2021
Glenn A.Eisenberg	02/04/2008	0	10,425	$30.70	02/04/2018	02/04/2008	1,725	$66,775
	02/02/2009	0	27,050	$14.74	02/02/2019	12/31/2008	6	$232
	02/08/2010	0	41,175	$22.67	02/08/2020	02/08/2010	8,175	$316,454
	02/08/2011	0	31,500	$49.91	02/08/2021	02/08/2011	6,300	$243,873
Salvatore J. Miraglia, Jr.	02/04/2008	0	9,125	$30.70	02/04/2018	02/04/2008	1,425	$55,162
	02/02/2009	0	23,650	$14.74	02/02/2019	12/31/2008	52	$2,013
	02/08/2010	0	36,000	$22.67	02/08/2020	02/08/2010	6,750	$261,293
	02/08/2011	0	27,600	$49.91	02/08/2021	02/08/2011	5,200	$201,292
Christopher A. Coughlin	02/06/2006	11,000	0	$30.93	02/06/2016	02/04/2008	550	$21,291
	02/05/2007	11,000	0	$29.23	02/05/2017	02/02/2009	1,750	$67,743
	02/04/2008	8,250	2,750	$30.70	02/04/2018	02/08/2010	3,750	$145,163
	02/02/2009	8,000	8,000	$14.74	02/02/2019	02/08/2011	5,200	$201,292
	02/08/2010	4,275	12,825	$22.67	02/08/2020
	02/08/2011	0	27,600	$49.91	02/08/2021

(1)	All option awards shown are nonqualified stock options that vest 25 percent per year over the four-year period from the date of grant.

(2)	Aggregate stock awards shown include performance shares, restricted shares and deferred dividend equivalents that have time-based vesting. Performance shares granted in 2011 were subject to a performance objective in order to vest over time. Because the objective was met in 2011, these shares will vest over time. Performance and restricted shares vest 25 percent per year over the four-year period from the date of grant, unless cancelled. Options granted prior to April 2002 provided for deferred dividend equivalents to be earned when total net income per share is at least 2.5 times the total amount of cash dividends per share paid during the relevant calendar year. Deferred dividend equivalents are deferred shares with no voting or dividend rights and are subject to forfeiture until four years after the date they are earned. The market value of all shares shown in this column was determined based upon the closing price of our common stock on December 30, 2011 ($38.71).

2011 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the exercise of stock options by and vesting of stock-based awards for our named executive officers during 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
James W. Griffith	52,175	$1,939,867	22,775	$1,107,115
Ward J. Timken, Jr.	110,150	$3,291,017	18,913	$918,532
Glenn A. Eisenberg	46,425	$1,218,055	7,459	$364,907
Salvatore J. Miraglia, Jr.	40,450	$1,068,707	6,620	$319,367
Christopher A. Coughlin			3,430	$167,514

(1)	The value realized on the exercise of options is the difference between the exercise price and the fair market value of our common stock on the date of exercise. Fair market value is determined by a real-time trading quote from the New York Stock Exchange at the time of exercise.

(2)	The value shown in the table for stock awards is the number of shares multiplied by the fair market value of our common stock on the date of vesting. Fair market value is determined by the average of the high and low price of a share of our common stock on the date of vesting.

PENSION BENEFITS

Qualified Plan

During 2003, the Company moved from a defined benefit retirement program (the “Qualified Plan”) to a core defined contribution retirement income program for all new salaried employees hired on or after January 1, 2004, as well as for current salaried employees whose age plus years of service with the Company equaled less than 50 as of December 31, 2003. Salaried employees whose age plus years of service equaled or exceeded 50 as of December 31, 2003 participate in a defined benefit plan with a formula of 0.75 percent per year of service times average earnings, including base salary and cash annual incentive compensation, for the highest five non-consecutive years of the ten years preceding retirement (“Final Average Earnings”). For all employees in a defined benefit plan as of December 31, 2003, the formula in effect at the time of service, using Final Average Earnings at retirement, would be applied to such service.

The benefit is generally payable beginning at age 65 for the lifetime of the employee, with alternative forms of payment available with actuarial adjustments. Participants may retire early from the Qualified Plan if they meet any of the following eligibility requirements:

•	Age 62 and 15 years of service;

•	Age 60 and 25 years of service; or

•	Any age and 30 years of service.

In addition, participants age 55 with at least 15 years of service may retire and receive the portion of their Qualified Plan benefit attributable to service earned after 2003. As of December 31, 2011, Messrs. Griffith and Miraglia were the only named executive officers who were eligible for early retirement.

Benefits for service after December 31, 1991 are reduced for early commencement at a rate of 3 percent per year before age 60 for the portion of the benefit attributable to service earned between 1992 and 2003, and 4 percent per year before age 62 for the portion of the benefit attributable to service earned after 2003.

Supplemental Pension Plan

Consistent with the retirement income program changes the Company implemented for its salaried employees generally, the Company also reviewed and modified its SERP effective January 1, 2004. Supplemental retirement income benefits under the SERP will be calculated using a target benefit of 60 percent of Final Average Earnings, offset by any defined benefit plan payments provided by the Company and the aggregate earnings opportunity provided by any Company contributions under the core defined contribution program, the SIP Plan and the Post-Tax Savings Plan. To receive 100 percent of the supplemental benefit, the officer must have at least ten years of Company service. Benefits will be prorated for Company service of less than ten years. The supplemental benefit will vest after five years of service as an officer of the Company, with normal retirement being considered as of age 62. Early retirement at age 55 with at least 15 years of Company service will be available, but if benefits are commenced early, they will be reduced by 4 percent per year for each year of early commencement prior to age 62.

For both the Qualified Plan and the SERP, only actual years of service are counted in calculating pension benefits, except in the case of involuntary termination without cause, in which case up to two additional years of service will be credited.

2011 PENSION BENEFITS TABLE

The following table sets forth the number of years of credited service and actuarial value of the defined benefit pension plans for our named executive officers as of December 31, 2011:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)
James W. Griffith (2)	Supplemental Plan	27.5	$11,342,000
	Qualified Plan	27.5	$672,000
Ward J. Timken, Jr. (3)	Supplemental Plan	19.6	$3,650,000
	Qualified Plan	11.6	$150,000
Glenn A. Eisenberg (3)	Supplemental Plan	10.0	$3,696,000
	Qualified Plan	2.0	$35,000
Salvatore J. Miraglia, Jr. (2)	Supplemental Plan	39.5	$5,090,000
	Qualified Plan	39.5	$1,252,000
Christopher A. Coughlin	Supplemental Plan	27.5	$1,509,000
	Qualified Plan	27.5	$408,000

(1)	The “Present Value of Accumulated Benefit” is the present value as of December 31, 2011 of the pension benefits earned as of such date that would be payable under that plan for the life of the executive, beginning at age 62. Age 62 is the earliest age an unreduced benefit is payable from the plans. The assumptions used to determine the present value include a 5 percent discount rate and mortality according to the RP-2000 Mortality Table. Benefits were determined assuming no probability of termination, retirement, death, or disability before age 62. For 2011, the Internal Revenue Code pay limit was $245,000 and the maximum benefit was $195,000.

(2)	Due to their length of service as officers of the Company, Mr. Griffith and Mr. Miraglia were grandfathered in a prior SERP formula for service before 2004. The following formula applies to each of them: (1) 1.75 percent of Final Average Earnings, reduced by 1.25 percent of the Social Security benefit, times years of service prior to January 1, 2004, the result increased by 5 percent; plus (2) the benefit under the formula discussed in the Supplemental Pension Plan section above, times the ratio of service after December 31, 2003 to total service.

(3)	Because neither Mr. Eisenberg nor Mr. Timken had a combination of age and service with the Company that equaled or exceeded 50 as of December 31, 2003, they do not accumulate any service under the Qualified Plan after December 31, 2003.

2011 NONQUALIFIED DEFERRED COMPENSATION

The table below sets forth information regarding Deferred Compensation Plan contributions, earnings and withdrawals during 2011 and the account balances as of December 31, 2011 for our named executive officers:

Name	Executive Contributions in 2011 (1)	Company Contributions in 2011 (1)	Aggregate Earnings in 2011 (2)	Aggregate Withdrawals/ Distributions in 2011	Aggregate Balance at December 31, 2011 (3)
James W. Griffith	$0	$0	$(158,915)	$0	$930,642
Ward J. Timken, Jr.	$132,795	$177,700	$15,188	$0	$585,415
Glenn A. Eisenberg	$0	$0	$0	$0	$0
Salvatore J. Miraglia, Jr.	$0	$0	$(77,440)	$0	$514,227
Christopher A. Coughlin	$0	$0	$0	$0	$0

(1)	Amounts shown as executive contributions or Company contributions in 2011 were reported in the 2011 Summary Compensation Table.

(2)	This column includes interest earned from cash deferrals, dividend equivalents earned from restricted share deferrals, interest earned on those dividend equivalents and appreciation or depreciation in value for restricted share deferrals. The earnings during this year and previous years were not above market or preferential, therefore, these amounts were not included in the 2011 Summary Compensation Table.

(3)	Amounts included in the aggregate balances that previously were reported as compensation in the Summary Compensation Table for previous years (or would have been had the recipient been identified as a named executive officer) are as follows: Mr. Griffith — $524,000; Mr. Timken — $216,073; and Mr. Miraglia — $267,000.

We maintain a Deferred Compensation Plan that allows certain employees, including the named executive officers, to defer receipt of all or a portion of their salary, employee contributions and Company match that would otherwise be directed to the Post-Tax Savings Plan and/or incentive compensation payable in cash or shares of common stock until a future time they have specified. Cash deferrals earn interest quarterly at a rate equal to the prime rate plus one percent. Restricted share deferrals, which were previously allowed under the plan, earn dividend equivalents (cash equivalent to the value of dividends that would be paid on restricted shares) and interest on those dividend equivalents at the aforementioned rate. The Deferred Compensation Plan is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets. In the event of a change in control in the Company, as defined in the plan, participants are entitled to receive deferred amounts immediately.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into severance agreements with each of the named executive officers that provide for compensation in the event of termination of employment under certain circumstances (the “Severance Agreements”). In addition, the named executive officers are entitled to post-termination payments or benefits under agreements entered into under the Long-Term Incentive Plan and under our retirement and benefit plans under certain circumstances. The following circumstances would trigger post-termination payments to the named executive officers: change in control followed by certain events described below, involuntary termination without cause, retirement, permanent disability and death. All scenarios are assumed to have a December 31, 2011 effective date.

Change In Control

Under the Severance Agreements with the named executive officers, when certain events occur, such as a reduction in the officer’s responsibilities or termination of the officer’s employment without cause following a change in control of the Company (as provided in the Severance Agreements), the officer will be entitled to receive payment in an amount, grossed-up for any excise taxes payable by the individual, equal to a multiple of three times the sum of the officer’s annual base salary and the greater of: (1) the officer’s target annual amount of incentive compensation for the year in which the officer terminates employment; or (2) the officer’s target annual amount of incentive compensation for the year in which the change in control occurs. In addition, the officer would receive a lump sum amount representing the SERP benefit.

The lump sum amount is determined by calculating the benefit under the Qualified Plan and the SERP assuming the officer continued to earn service for three additional years with annual earnings during those three years equal to the compensation described above. The lump sum amount is reduced by the lump sum equivalent of the benefit payable from the Qualified Plan. This lump sum is determined based on mortality table and interest rate promulgated by the IRS under Section 417(e)(3) of the Internal Revenue Code.

The officer would also receive certain benefits based on contributions that would have been made to the SIP Plan and the Post-Tax Savings Plan during the three-year period. Any unvested equity-based grants would vest and become nonforfeitable. The officer has five years to exercise all stock options. In the event of a change in control, the amounts payable under the Severance Agreements become secured by a trust arrangement.

At its meeting on December 9, 2010, the Compensation Committee of the Board of Directors approved a new form of Severance Agreement that eliminates the excise tax gross-up provision for new participants or existing participants moving into higher-level positions. This new form agreement provides that the participant will receive the “best net” benefit of either: (1) paying all excise taxes incurred by a change-in-control benefit, without a gross-up by the Company; or (2) accepting a change-in-control benefit that is no greater than the excise tax threshold. With Mr. Coughlin’s appointment to the position of President – Process Industries, he entered into the new form of Severance Agreement containing this provision.

Voluntary Termination

The Company pays no severance, benefits, perquisites or vesting of any equity-based grants in the case of a voluntary termination.

Involuntary Termination With Cause

The Company provides no severance, benefits, perquisites or vesting of any equity-based grants in the case where an officer is terminated by the Company with cause. As provided in the Severance Agreements, termination with cause can occur only in the event that the officer has done any of the following: an intentional act of fraud, embezzlement or theft in connection with his duties with the Company; intentional wrongful disclosure of secret processes or confidential information of the Company or a Company subsidiary; or intentional wrongful engagement in any Competitive Activity (as defined in the Severance Agreements) which would constitute a material breach of the officer’s duty of loyalty to the Company.

If the Company terminates an officer’s employment for cause, no benefit is payable from any of the nonqualified pension plans.

Involuntary Termination Without Cause

In the case of an involuntary termination without cause, each named executive officer is entitled to severance equal to 1.5 times the sum of the officer’s base salary and highest annual incentive compensation during the preceding five years (not to exceed target), except the Chairman and the CEO, who are entitled to severance of two times the sum of base salary and highest annual incentive compensation during the preceding five years (not to exceed target). In consideration for providing severance benefits, the Company receives confidentiality and non-compete covenants from the named executive officers, as well as a release of liability for all claims against the Company.

The values shown on the table below for the retirement benefits are payable in the same form and manner as discussed in the narrative following the Pension Benefits Table. For purposes of involuntary termination without cause, the benefit is determined and payable as described in the Pension Benefits discussion on pages 33 and 34, but with two additional years of service credit.

Retirement

“Retirement” infers retirement with the Company’s consent, which means either: (1) retirement of the named executive officer prior to age 62, if the Compensation Committee of the Board of Directors determines that such retirement is for the convenience of the Company; or (2) retirement of the named executive officer on or after age 62.

In addition to retirement benefits shown in the 2011 Pension Benefits Table (which are not shown in the following table of Termination Scenarios), benefits for named executive officers who retire with the Company’s consent include: prorated payouts of performance units, accelerated vesting of earned, equity-based LTIP awards granted prior to 2009, and SERP adjustments to retirement benefits if retiring prior to age 62. For equity-based LTIP awards granted since 2009, there is no acceleration of vesting for retirement; rather normal vesting continues as if the officer had remained in the continuous employ of the Company.

Death or Permanent Disability

“Permanent Disability” occurs if a named executive officer qualifies for permanent disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.

Benefits for officers who die while actively employed are payable to the surviving spouse from the defined benefit pension plans at the officer’s normal retirement date (or on a reduced basis at an early retirement date) if the officer had at least five years of service. The benefit is equal to 50 percent of the benefit payable if the officer had terminated employment on the date of his death, survived to the payment date (as elected by spouse), elected the 50 percent joint and survivor form of payment and died the next day. If the executive has at least 15 years of service at time of death, the benefit is equal to 50 percent of the accrued benefit at time of death payable immediately, but with any applicable early commencement reduction.

All equity-based LTIP grants immediately vest in the event of death or permanent disability. In the case of disability, the employee has up to five years to exercise stock options. There is a one-year expiration period in the case of death for the survivor to exercise stock options.

Termination Scenarios

	Mr. Griffith
	Voluntary Resignation	Termination With Cause	Retirement (7)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0	$0	$0	$4,579,500	$6,869,250
Cash LTIP Award(2)	$0	$0	$341,667	$341,667	$341,667	$341,667
Equity(3)	$0	$0	$836,890	$9,726,392	$7,650,768	$9,726,392
Retirement Benefits(4)	$0	$0	$1,379,000	$0	$602,000	$2,637,000
Other Benefits(5)	$0	$0	$0	$1,600,000	$40,000	$50,000
Excise Tax Gross-Up(6)						$0
Total	$0	$0	$2,557,557	$11,668,059	$13,213,935	$19,624,309

	Mr. Timken
	Voluntary Resignation	Termination With Cause	Retirement (7)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0		$0	$3,612,000	$5,418,000
Cash LTIP Award(2)	$0	$0		$270,000	$270,000	$270,000
Equity(3)	$0	$0		$7,726,755	$6,078,420	$7,726,755
Retirement Benefits(4)	$0	$0		$0	$0	$1,500,000
Other Benefits(5)	$0	$0		$600,000	$40,000	$50,000
Excise Tax Gross-Up(6)						$3,983,074
Total	$0	$0		$8,596,755	$10,000,420	$18,947,829

	Mr. Eisenberg
	Voluntary Resignation	Termination With Cause	Retirement (7)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0		$0	$1,635,480	$3,270,960
Cash LTIP Award(2)	$0	$0		$160,533	$160,533	$160,533
Equity(3)	$0	$0		$2,616,318	$2,045,464	$2,616,318
Retirement Benefits(4)	$0	$0		$0	$0	$373,400
Other Benefits(5)	$0	$0		$1,000,000	$35,000	$50,000
Excise Tax Gross-Up(6)						$0
Total	$0	$0		$3,776,851	$3,876,477	$6,471,211

	Mr. Miraglia
	Voluntary Resignation	Termination With Cause	Retirement (7)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0	$0	$0	$1,173,051	$2,346,102
Cash LTIP Award(2)	$0	$0	$102,667	$102,667	$102,667	$102,667
Equity(3)	$0	$0	$196,953	$2,254,232	$1,768,022	$2,254,232
Retirement Benefits(4)	$0	$0	$73,000	$0	$188,000	$143,000
Other Benefits(5)	$0	$0	$0	$680,000	$35,000	$50,000
Excise Tax Gross-Up(6)						$0
Total	$0	$0	$372,620	$3,036,899	$3,266,740	$4,896,001

	Mr. Coughlin
	Voluntary Resignation	Termination With Cause	Retirement (7)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0		$0	$1,106,802	$2,213,604
Cash LTIP Award(2)	$0	$0		$100,338	$100,338	$100,338
Equity(3)	$0	$0		$1,074,037	$805,327	$1,074,037
Retirement Benefits(4)	$0	$0		$0	$0	$1,595,000
Other Benefits(5)	$0	$0		$0	$35,000	$50,000
Excise Tax Gross-Up(6)						$0
Total	$0	$0		$1,174,375	$2,047,467	$5,032,979

(1)	“Cash Severance” amounts are defined by multiples of annual pay stated in the Severance Agreements entered into between the Company and each named executive officer.

(2)	“Cash LTIP Award” includes values granted under Performance Unit Agreements to each named executive officer. The Severance Agreements require prorated payouts for current cycles. The 2011 to 2013 performance cycle is the only current cycle included because the 2010 to 2012 cycle was constructed to pay in annual installments and the 2011 installment was earned as of December 31, 2011.

(3)	“Equity” includes restricted shares, deferred shares, performance shares, and stock option grants. Equity-based grants immediately vest in the event of a change in control (as defined in the Severance Agreements) followed by certain events previously described or at the time of death or permanent disability. Equity-based grants vest through the period of time represented by the cash severance multiple in the case of an involuntary termination. All full-share awards are valued at the closing price of our common stock on December 30, 2011, which was $38.71. All stock options are valued based on the difference between the above closing stock price and the exercise price (or zero if the difference is negative), times the number of unvested shares that would accelerate, as defined in the Severance Agreements. Beginning with the 2012 Long-Term Incentive Plan grant, we modified our equity grant agreements to require double-trigger vesting for awards in the event of a change in control.

(4)	“Retirement Benefits” represent the value of additional benefits earned under the qualified and supplemental plans as a result of retirement, termination without cause, or a change in control.

(5)	“Other Benefits” includes continuation of health and welfare benefits through the severance period, with an estimated value of $10,000 per year, plus outplacement services with an estimated value of $20,000. Additionally, we entered into death benefit agreements with our named executive officers who were executive officers in October 2003. The amounts shown under “Death and Disability” represent the value of the death benefit payable under these agreements, which was two times the officer’s base salary in effect as of December 31, 2003.

(6)	“Excise Tax Gross-Up” represents the amount that the Company would pay to cover the excise tax of 20 percent above normal withholdings that would be imposed if a payment to an executive is over a calculated threshold as defined by the Internal Revenue Code. The Severance Agreements provide for a “gross-up” payment that ensures that after the executive pays all taxes, his net benefit includes the money he would have lost as a result of the excise tax. Based on the hypothetical change in control as of December 31, 2011, no excise tax would be triggered for Messrs. Griffith, Eisenberg and Miraglia. Based on lower compensation during the earlier years of the relevant period in which the excise tax threshold is defined, Mr. Timken would receive a change-in-control payment in excess of the threshold and would therefore receive the tax gross-up benefit, as defined in the Severance Agreement. In 2011, Mr. Coughlin entered into a Severance Agreement that does not contain the excise tax provision.

(7)	Values are shown under the retirement scenario for only those named executive officers who were eligible for normal retirement or early retirement with the Company’s consent as of December 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information as of December 31, 2011 regarding the Long-Term Incentive Plan. Under the Long-Term Incentive Plan, we have made equity compensation available to Directors, officers, and other employees of the Company. The Long-Term Incentive Plan has been approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(3)
Equity compensation plans approved by security holders (4)	4,175,427	$28.35	6,940,852
Equity compensation plans not approved by security holders	0	$0.00	0
Total:	4,175,427	$28.35	6,940,852

(1)	The amount shown in column (a) includes the following: nonqualified stock options — 4,090,050; unearned performance shares — 0; deferred shares — 76,957; and deferred dividend equivalents — 8,420.

(2)	The weighted average exercise price in column (b) includes nonqualified stock options only.

(3)	The amount shown in column (c) represents common shares remaining available under the Long-Term Incentive Plan, under which the Compensation Committee is authorized to make awards of option rights, appreciation rights, restricted shares, deferred shares, performance units and restricted stock units. Awards may be credited with dividend equivalents payable in the form of common shares. In addition, under the Long-Term Incentive Plan, nonemployee Directors are entitled to awards of restricted shares, common stock and option rights. In 2011, a new Long-Term Incentive Plan was approved by shareholders authorizing 7,000,000 shares of common stock that may be issued. Shares from the prior long-term incentive plan are no longer available to be issued. Under the Long-Term Incentive Plan, for any award that is not an option right or a stock appreciation right, 2.12 shares of common stock are subtracted from the maximum number of common shares available under the plan for every share of common stock issued under the award. For awards of option rights and stock appreciation rights, however, only one share of common stock is subtracted from the maximum number of common shares available under the plan for every share of common stock granted.

(4)	The Company also maintains the Director Deferred Compensation Plan and the 1996 Deferred Compensation Plan pursuant to which Directors and employees, respectively, may defer receipt of common shares authorized for issuance under the Long-Term Incentive Plan. The table does not include separate information about these plans because they merely provide for the deferral, rather than the issuance, of common shares.

ITEM NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, an independent registered public accounting firm, to perform the audit of our financial statements and our internal control over financial reporting for the 2012 fiscal year. Ernst & Young has acted as our independent accounting firm for many years.

The selection of Ernst & Young as our independent auditors is not required to be submitted to a vote of our shareholders for ratification. However, the Board of Directors believes that obtaining shareholder ratification is a sound governance practice. If our shareholders fail to vote on an advisory basis in favor of the selection of Ernst & Young, the Audit Committee will reconsider whether to retain Ernst & Young and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest.

The affirmative vote of a majority of the votes cast on this matter is necessary to ratify the appointment of Ernst & Young. Abstentions will not be counted for determining whether this matter is approved.

Representatives of Ernst &Young are expected to be present at the 2012 Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE 2012 FISCAL YEAR.

AUDITORS

Set forth below are the aggregate fees billed by Ernst & Young for professional services rendered to us in 2011 and 2010.

	2011	2010
Audit Fees:
Consolidated financial statements	$1,726,400	$1,520,100
Sarbanes Oxley — Section 404 attestation	762,000	754,000
Statutory audits	809,300	838,800
Regulatory filings (SEC)	0	0
Accounting consultations	106,300	339,500

	3,404,000	3,452,400

Audit-related fees:
Employee benefit plan audits	282,800	199,900
Other audit related consultations	57,000	87,800
International statutory filings	0	0

	339,800	287,700

Tax fees:
Tax compliance	137,700	58,300
Tax advisory	235,100	429,100

	372,800	487,400

All other fees:	0	0

	$4,116,600	$4,227,500

The Audit Committee has adopted policies and procedures requiring pre-approval of all audit and non-audit services provided by the independent auditor. Other than audit and non-audit services pre-approved in connection with the annual engagement of the independent auditor, all services to be provided by the independent auditor must be pre-approved by the Audit Committee. Requests for pre-approval must contain sufficient detail to ensure the Audit Committee knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence. Additionally, the Audit Committee has pre-approved the provision of a limited number of specific services that do not require further action by the Audit Committee. The Audit Committee has delegated its pre-approval authority to one of its members who must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. All of the services described above under “Audit-related fees” and “Tax fees” were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

ITEM NO. 3

SHAREHOLDER ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION

We believe that our compensation programs for our named executive officers:

•	enable us to attract, retain and motivate superior quality executive management;

•	reward executive management for financial performance and achievement of strategic objectives; and

•	align the financial interests of executive management with those of our shareholders.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote on the following resolution at our 2012 Annual Meeting of Shareholders:

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.

As an advisory vote, this resolution is not binding on us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We are currently conducting this advisory vote, commonly known as a “say-on-pay” vote, every year, and expect to hold the next say-on-pay vote in connection with our 2013 Annual Meeting of Shareholders.

The affirmative vote of a majority of the votes cast is necessary for approval of the resolution. Abstentions and broker non-votes will not be counted for determining whether the resolution is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors, and persons who own more than 10 percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to provide us with copies of such reports. We are required to disclose any failure by any of the above-mentioned persons to file timely Section 16 reports.

Based solely upon its review of the copies of such reports furnished to us, or written representations that no forms were required to be filed, we are not aware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 2011, by our executive officers, Directors, or 10 percent shareholders.

SUBMISSION OF SHAREHOLDER PROPOSALS

We must receive by November 22, 2012 any proposal of our shareholders intended to be presented at the 2013 Annual Meeting of Shareholders and to be included in our proxy materials related to the 2013 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 in connection with the 2013 Annual Meeting of Shareholders (“Non-Rule 14a-8 Proposals”) must be received by us by February 5, 2013 or such proposals will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934. Our proxy related to the 2013 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after February 5, 2013.

SHAREHOLDER COMMUNICATIONS

Shareholders or interested parties may send communications to the Board of Directors, to any standing committee of the Board, or to any Director, in writing c/o The Timken Company, 1835 Dueber Avenue, S.W., P.O. Box 6932, Canton, Ohio 44706-0932. Shareholders or interested parties may also submit questions, concerns or reports of misconduct through the Timken Helpline at 1-800-846-5363 and may remain anonymous. Communications received may be reviewed by the office of the General Counsel to ensure appropriate and careful review of the matter.

GENERAL

On the record date of February 21, 2012, there were 97,967,587 outstanding shares of our common stock, each entitled to one vote upon all matters presented to the meeting. The presence in person or by proxy of not less than 50 percent of such shares shall constitute a quorum for purposes of the 2012 Annual Meeting of Shareholders.

The enclosed proxy is solicited by the Board of Directors, and the entire cost of solicitation will be paid by the Company. In addition to solicitation by mail, our officers and other employees, without extra remuneration, may solicit the return of proxies by any means of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. We have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee not to exceed $11,000 plus reasonable out-of-pocket expenses.

Shares represented by properly executed proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted FOR the election of Directors as indicated under Item No. 1, FOR Item No. 2 and FOR Item No. 3, and, as to any other business as may be properly brought before the 2012 Annual Meeting of Shareholders and any adjournments or postponements thereof, in the discretion of the proxy holders.

You may revoke your proxy at any time before the 2012 Annual Meeting of Shareholders by a later dated proxy received by us or by giving notice to us either in writing or at the meeting.

Corporate Election Services, Inc. (“CES”) will be responsible for tabulating the results of shareholder voting. CES will submit a total vote only, keeping all individual votes confidential. Representatives of CES will serve as inspectors of election for the 2012 Annual Meeting of Shareholders. Under Ohio law and our Amended Articles of Incorporation and Amended Regulations, properly executed proxies marked “abstain” will be counted for purposes of determining whether a quorum has been achieved at the 2012 Annual Meeting of Shareholders, but proxies representing shares held in “street name” by brokers that are not voted with respect to any proposal will not be counted for quorum purposes.

The Securities and Exchange Commission permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of our common stock held through such brokerage firms. If your family has multiple accounts holding shares of our common stock, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2011 promptly upon your written or oral request. You may decide at any time to revoke your decision to household and thereby receive multiple copies.

After April 1, 2012, we will furnish to each shareholder, upon written request and without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, including financial statements and schedules thereto, filed with the Securities and Exchange Commission. Requests should be addressed to Scott A. Scherff, Corporate Secretary and Vice President – Ethics and Compliance, The Timken Company, 1835 Dueber Avenue, S.W. — GNE-01, Canton, Ohio 44706-2798.

APPENDIX A

Reconciliation of Corporate EBIT/BIC and Return on Invested Capital to U.S. GAAP Equivalents:

	2011	2010	2009	2008
Income/(Loss) from Continuing Operations before Taxes	696.8	405.5	(94.2)
Add Back Net Interest	31.2	34.5	40.0

Calculated EBIT	728.0	440.0	(54.2)
Less Provision for/(Benefit from) Taxes	(240.2)	(136.0)	28.2

Calculated Net Operating Profit After Taxes	487.8	304.0	(26.0)

Total Debt	515.1	513.7	512.7	623.9
Total Equity	2,042.5	1,941.8	1,595.6	1,663.0

Calculated Invested Capital	2,557.6	2,455.5	2,108.3	2,286.9
Add Accrued Pension and Postretirement Benefits Costs	886.9	925.7	1,295.1	1,443.0
Less Cash, Cash Equivalents and Restricted Cash	(468.4)	(877.1)	(755.5)	(133.4)

Calculated BIC	2,976.1	2,504.1	2,647.9	3,596.5

EBIT/BIC
Calculated EBIT	728.0	440.0	(54.2)
Calculated BIC (two-point average)	2,740.1	2,576.0	3,122.2
Calculated EBIT/BIC	26.6%	17.1%	-1.7%

ROIC
Calculated Net Operating Profit After Taxes	487.8	304.0	(26.0)
Calculated Invested Capital (two-point average)	2,506.6	2,281.9	2,197.6
Calculated ROIC	19.5%	13.3%	-1.2%

A-1

APPENDIX B

Combined List of Companies in Towers Watson Executive Compensation

Database and Aon Hewitt US Total Compensation Measurement Executive Survey

1105 Media

3M Company

7-Eleven, Inc.

A&P

A.H. Belo

A.O. Smith

A.T. Cross

AAA Northern California, Utah & Nevada

AAA of Science

Abbott Laboratories

ABC

Abercrombie & Fitch

AbitibiBowater

Accenture

ACCO Brands Corporation

ACE Limited

ACH Food

Active Interest Media

Acuity Brands Lighting

Advanced Micro Devices

Advanstar Communications

AEGON

AEI Services LLC

Aerojet-General Corporation

Aeropostale

Aerospace Corporation, The

AFLAC

Agilent Technologies

AGL Resources

Agrium

AIG

Air Liquide

Air Products and Chemicals, Inc.

Alberto-Culver Company

Alcatel-Lucent

Alcoa

Alcon Laboratories

Alexander & Baldwin

Alion Science and Technology

Allegheny Energy, Inc.

Allergan, Inc.

Allete

Alliance Data Systems

Alliant Energy

Alliant Techsystems

Allianz

Allstate

Allured Business Media

Ally Financial

ALM

Alpha Natural Resources

Alstom

Altria Group, Inc.

Alyeska Pipeline Service Company

Amazon.com

Ameren Corporation

American Axle & Manufacturing, Inc.

American Chemical Society

American Crystal Sugar

American Electric Power

American Express

American Family Insurance

American Standard

American United Life

American Water Works

America’s Test Kitchen

AMERIGROUP

Ameriprise Financial

Ameritrade

Ameron

AMETEK

Amgen

AMSTED Industries Incorporated

Anadarko Petroleum

Andersen Corporation

Anheuser-Busch Companies, Inc.

Ann Taylor, Inc.

AOL

APL

Appleton Papers

Applied Materials

ARAMARK

Archer Daniels Midland

Arctic Cat

Areva

Arizona Public Service

Arkansas Electric Cooperative Corporation

Armstrong World Industries

Arrow Electronics

ArvinMeritor, Inc.

Ash Grove Cement Company

Associated Banc-Corp

Associated Electric Cooperative Inc.

Astellas Pharma

AstraZeneca

AT&T

ATC Management

Atmos Energy

Aurora Healthcare

Auto Club Group

Automatic Data Processing, Inc.

AutoZone, Inc.

Avanade

Avant Energy, Inc.

Avaya

Avery Dennison Corporation

Avis Budget Group

Avista

AXA Group

Axa Technology Services

B&W Technical Services Y-12

BAE Systems

Ball Corporation

Bank of America

Bank of Hawaii

Bank of New York Mellon

Bank of the West

Barnes Group

Barrick Gold of North America

Bausch & Lomb Incorporated

Baxter International Inc.

Bayer AG

Bayer CropScience

Bayer MaterialScience

BB&T

BBVA

BD

Beazer Homes USA, Inc.

Beckman Coulter

Belk, Inc.

Belo

Bemis

Best Buy

BG US Services

Big Lots

Bill & Melinda Gates Foundation

Biogen Idec

BJ’s Wholesale Club

Black Hills Corporation

Blockbuster

Bloomberg

Blue Cross Blue Shield of Florida

Blue Shield of California

Blyth

Boardwalk Pipeline Partners

Bob Evans Farms

Boehringer Ingelheim

Boeing

Boise Cascade LLC

Boise, Inc.

BOK Financial

Bombardier Transportation

Bon-Ton Stores, Inc.

Booz Allen Hamilton

BorgWarner Inc.

Boston Scientific

Bovis Lend Lease

BP

Brady Corporation

Bremer Financial

Brink’s Company, The

Bristol-Myers Squibb Company

Broadcom

Brown-Forman Corporation

Bunge

Burger King

Burlington Northern Santa Fe Corporation

Bush Brothers & Company

C.H. Robinson Worldwide

C.R. Bard

CA

Cablevision Systems

Cabot

Cadbury

Calgon Carbon

California Independent System Operator

Callaway Golf

Calpine Corporation

Cameron International

Campbell Soup Company

Canon Communications

Capital One Financial

CapitalSource

Capitol Broadcasting - WRAL

Cardinal Health

Career Education Corporation

CareFusion

Cargill, Incorporated

Carlson Companies

Carnival

Carpenter Technology

Case Interactive Media

Catalent Pharma Solutions

Caterpillar Inc.

Catholic Healthcare West

CBS

Celanese Americas

Celestica

Celgene

Cemex Internacional SA de CV

Cengage Learning

CenterPoint Energy

Century Aluminum

CenturyLink

Cephalon

Ceridian Corporation

CF Industries

CGI Technologies & Solutions

CH Energy Group

CH2M Hill

Cheesecake Factory

Chelan County Public Utility District

Chemtura

Cheniere Energy

Chevron Global Power

Chevron Phillips Chemical

Chicago Bridge and Iron Company

Chicago Mercantile Exchange

Chipotle Mexican Grill, Inc.

Chiquita Brands International, Inc.

Choice Hotels International

Christian Science Publishing Society

Chrysler

CHS Inc.

CIGNA

Cimarex Energy

Cincinnati Bell

Cintas

Cisco Systems

CIT Group

City of Austin

Clear Channel Communications

Cleco

Cliffs Natural Resources Inc.

Clorox Company, The

CMS Energy Corporation

CNA

Coach

Cobank

Coca-Cola Company, The

Coinstar

Cole Haan

Colgate-Palmolive Company

Colorado Springs Utilities

Columbia Sportswear

Comcast Corporation

Comerica

Commerce Bancshares

ConAgra Foods, Inc.

Connell Limited Partnership

ConocoPhillips

Conseco

Consolidated Edison

Constellation Energy

Consumers Union

Continental Automotive Systems

ConvaTec

Convergys

Cooper Industries, Inc.

Corn Products International Inc.

Corning

Covance

Covanta Holding Corporation

Covidien

Cox Enterprises

CPM Braxis

CPS Energy

Cracker Barrel Old Country Stores

Crain Communications

Crosstex Energy

Crown Castle

Crown Holdings

Crump Group

CSL International

CSM

CSR

CSX Corporation

Cullen Frost Bankers

Cummins, Inc.

CUNA Mutual

Curtiss-Wright Corporation

CVS Caremark

Cygnus Business Media

Cytec

Daiichi Sankyo

Daimler Trucks North America

Dal-Tile International Inc.

Dana Corporation

Dannon

Darden Restaurants, Inc.

Day & Zimmermann

DCP Midstream

De Lage Landen

Dean Foods Company

Deere & Company

Del Monte Foods Company

Dell

Delta Air Lines Inc.

Deluxe Corporation

Denny’s

Denso International America, Inc.

Dentsply

Devon Energy Corporation

Devry

Dex One

Diageo North America, Inc.

Dionex

Direct Energy

Discovery Communications

Disney Publishing Worldwide

Diversey, Inc.

Dole Food Company, Inc.

Dollar Thrifty Automotive Group

Dominion Resources, Inc.

Domino’s Pizza

Domtar

Donaldson Company, Inc.

Dot Foods

Dow Chemical

Dow Corning

Dow Jones

DPL

DreamWorks Animation

DTE Energy Company

Duke Energy Corporation

Dunkin’ Brands, Inc.

DuPont

Dynegy Inc.

E. I. du Pont de Nemours and Company

E.ON U.S.

E.W. Scripps

Eastman Chemical Company

Eastman Kodak

Eaton Corporation

eBay

Ecolab Inc.

Eddie Bauer LLC

Edison International

Education Management

Educational Credit Management

Edwards Lifesciences LLC

Eisai

El Paso Corporation

Electric Power Research Institute

Eli Lilly

Elkay Manufacturing

Elsevier Science

Emblem Health

EMC

EMCOR Group

Emergency Medical Services

Emerson Electric Company

EMI Music

Enbridge Energy

Endo Pharmaceuticals

Energen

Energy Future Holdings Corporation

Energy Northwest

Enpower Management Corporation

ENSCO International Incorporated

Entegra Power Group, LLC

Entergy

EPCO

Epson

EQT Corporation

Equifax

Equity Office Properties

ERCOT

Erie Insurance

Ernst & Young

ESCO Technologies Inc.

ESRI

Essilor of America

Euro-Pro Operating

Evening Post Publishing - KOAA

Evergreen Films

Evergreen Packaging

Evonik Degussa

Exelon

Experian Americas

Express Scripts

Exterran

ExxonMobil

Fair Isaac

Fairchild Controls

FANUC Robotics America

Farmers Group

Federal Home Loan Bank of Atlanta

Federal Home Loan Bank of San Francisco

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Cleveland

Federal Reserve Bank of Dallas

Federal Reserve Bank of Philadelphia

Federal Reserve Bank of San Francisco

Federal Reserve Bank of St. Louis

Federal-Mogul Corporation

FedEx Corporation

Ferrellgas

Fidelity Investments

Fidelity National Information Services

Fifth Third Bancorp

Fireman’s Fund Insurance

First Horizon National

First Solar

FirstEnergy Corporation

Fiserv

Fisher Communications

Florida Municipal Power Agency

Flowserve

Fluor

Ford Motor Company

Forest Laboratories

Fortune Brands, Inc.

Forum Communications - WDAY

Foster Wheeler Corporation

Fox Networks Group

FPL Group

Franklin Resources

Freddie Mac

Freedom Communications

Freeport-McMoRan Copper & Gold

Future US

GAF Materials

GameStop

Gannett

Gap

GATX Corporation

Gavilon

GDF SUEZ Energy North America

GenCorp Inc.

General Atomics

General Dynamics Corporation

General Electric

General Mills, Inc.

General Motors Corporation

Genuine Parts Company

Genworth Financial

Genzyme

Getty Images

Gilead Sciences

GlaxoSmithKline plc

Global Crossing Ltd.

Global Payments Inc.

Goodrich Corporation

Goodyear Tire & Rubber Company, The

Google

Gorton’s

Graco

Granite Construction

Graphic Packaging Corporation

Great River Energy

Great-West Life Annuity

Greif

Greyhound Lines, Inc.

Gruma

Grupo Ferrovial

GSM Association

GTECH

Guardian Life

Guideposts

GWF Power Systems

GXS

H&R Block

H. B. Fuller Company

H. J. Heinz Company

Hallmark Cards, Inc.

Hammock Publishing

Hanesbrands, Inc.

Hanley Wood

Hannaford Bros. Co. / Delhaize America

Harland Clarke

Harley-Davidson Motor Company Inc.

Harris Bank

Harris Enterprises

Harris Teeter, Inc.

Harry Winston Diamond Corporation

Hartford Financial Services

Hasbro

Hasbro, Inc.

Hawaiian Electric

HBO

HCA Healthcare

HD Supply

Health Net

HealthSouth

Healthways

Hearst

Henkel of America, Inc.

Henry Ford Health Systems

Herman Miller, Inc.

Hershey Company, The

Hertz

Hess

Hewlett-Packard

Hexcel

Hexion Specialty Chemicals, Inc.

Highmark Blue Cross Blue Shield

Hilton Worldwide

Hitachi Data Systems

HNI

HNTB Companies

Hoffmann-La Roche

Holcim

Home Shopping Network

Honeywell International Inc.

Horizon Blue Cross Blue Shield of New Jersey

Hormel Foods Corporation

Hospira

Host Hotels & Resorts

Hot Topic, Inc.

Houghton Mifflin Harcourt Publishing

HR Access

HSBC Holdings

Hubbard Broadcasting

Hudson Highland Group

Humana

Hunt Consolidated

Huntington Bancshares

Huntsman

Husky Injection Molding Systems

Hyatt Hotels

Hy-Vee, Inc.

IAC/InterActive

Iberdrola Renewables Inc.

IBM

IDACORP

Idaho Power Company

IDEXX Laboratories

IHS Group

IKON Office Solutions

Illinois Tool Works

Imerys

IMS Health Inc.

Indeck Energy Services, Inc.

Independence Blue Cross

Infragistics

ING

Ingersoll-Rand

Integrys Energy Group

Intel

Intercontinental Hotels

International Data

International Flavors & Fragrances

International Paper Company

International Power America Inc.

International Specialty Products Inc.

Interweave Press

Intrepid Potash

Invensys Controls

ION Geophysical

Iron Mountain, Inc.

Irvine Company

Irving Oil Commercial G.P

ISO New England

iSoft

ISP

ITT Corporation

J. Crew

J.C. Penney Company

J.M. Smucker

J.R. Simplot

Jabil Circuit

Jack in the Box

Jacobs Engineering

Janus Capital Group

Jarden

JM Family Enterprises

John Hancock

John Wiley & Sons

Johnson & Johnson

Johnson Controls, Inc.

Journal Broadcast Group

Joy Global Inc.

Kaiser Foundation Health Plan

Kalmbach Publishing

Kaman Industrial Technologies

Kao Brands

KBR

Kellogg Company

Key Energy Services

KeyCorp

Kimberly-Clark

Kinder Morgan

Kinder Morgan

Kindred Healthcare

King Pharmaceuticals, Inc.

Kinross Gold

KLA-Tencor

Knowles Electronics

Koch Industries

Kohler Company

Kohl’s

KPMG

Kraft Foods

Krispy Kreme Doughnuts, Inc.

Kroger Company, The

L. L. Bean Incorporated

L.B. Foster

L’Oreal USA, Inc.

L-3 Communications Corporation

Lafarge North America

Lance

Land O’Lakes

Lanxess

Laureate Education

Laurin Publishing

Lear

Lebhar-Friedman

Leggett and Platt

Lennox International Inc.

Lenovo

Level 3 Communications

Levi Strauss & Co.

LexisNexis

Liberty Mutual

Life Technologies

Lifetouch

Limited

Lincoln Financial

Linde

Linet Americas, Inc.

Lions Gate Entertainment

Lockheed Martin Corporation

Loews

LOMA

Lord Corporation

Lorillard Tobacco Company

Lower Colorado River Authority

LPL Financial

Luxottica Retail

Lyondell Chemical

M&T Bank

MAG Industrial Automation Systems

Magellan Midstream Partners

Manitowoc

MAPFRE U.S.A.

Maple Leaf Foods Inc.

Marathon Oil

Marriott International, Inc.

Mars, Incorporated

Marsh & McLennan

Marshall & Ilsley

Martin Marietta Materials, Inc.

Mary Kay

Masco Corporation

Massachusetts Mutual

MasterCard

Mattel, Inc.

Matthews International

McClatchy

McCormick & Company, Inc.

McDermott International, Inc.

McDonalds’

McGraw-Hill Companies

McKesson

MDA

MDU Resources

MeadWestvaco

Mecklenburg County

Medco Health Solutions, Inc.

Media General

MediaTec Publishing

Medicines Company

MedImmune

Medtronic, Inc.

Meister Media Worldwide

Memorial Sloan-Kettering Cancer Center

Merck & Co., Inc.

Meredith

MetLife

Metro-Goldwyn-Mayer

MGE Energy

Micron Technology

Microsoft

Midwest Independent Transmission System Operator

Milacron

Millennium Inorganic Chemicals

Millipore

Mine Safety Appliances

Mirant Corporation

MITRE Corporation, The

Mizuno USA

Mohawk Industries

Molson Coors Brewing Company

Molycorp Minerals

Momentive Specialty Chemicals

MoneyGram International, Inc.

Monsanto

Moody’s

Morgan Murphy Stations - WISC

Mosaic

Mother Jones

Motor Coach Industries International, Inc.

Motorola

MTV Networks

Munich Re Group

Murphy Oil

MWH Global

Nalco Company

Nash-Finch

Nation

National Geographic Society

National Renewable Energy Laboratory

National Starch Polymers Group

Nationwide

Navistar International

Navy Federal Credit Union

Naylor

NBC Universal

NCCI Holdings

NCR

Nebraska Public Power District

Neoris USA

Nestle Purina PetCare Company

Nestle USA

NetJets

New York Independent System Operator

New York Life

New York Power Authority

New York Public Radio

New York Times

New York University

Newmont Mining

NewPage Corporation

NewsChannel 5 Network

Nicor

Nielsen Company, The

Nielsen Expositions

NII Holdings

NIKE

Nintendo of America

NiSource Inc.

Nissan North America

Nokia

Noranda Aluminum

Nordstrom

Norfolk Southern

North American Energy Services

Northeast Utilities

Northern Power Systems

Northern Star Generation Services Company

Northrop Grumman Corporation

Northstar Travel Media

NorthWestern Energy

Northwestern Mutual

NOVA Chemicals

Novartis

Novartis Consumer Health

Novell

Novo Nordisk Pharmaceuticals

NRG Energy, Inc.

NSK Americas, Inc.

NSTAR

NV Energy

NW Natural

NXP Semiconductors

Nycomed US

Nypro

Occidental Petroleum

Office Depot

OfficeMax Incorporated

OGE Energy Corporation

Oglethorpe Power Corporation

Old Dominion Electric Corporation

Olin Corporation

Omaha Public Power

Omgeo

OMNOVA Solutions Inc.

OneBeacon Insurance

ONEOK Inc.

Open Text USA

Orange Business Services

Orlando Utilities Commission

Oshkosh Truck Corporation

Owens Corning

Owens-Illinois, Inc.

P.F. Chang’s China Bistro

Pacific Gas & Electric

Pacific Life

Packaging Corporation of America

Pactiv Corporation

Panduit Corporation

Papa John’s

Parametric Technology

Paramount

Parker Hannifin

Parsons

PDI

Pearson

Penn Mutual Life

PennWell

Penton Media

People’s Bank

People’s Natural Gas

Pep Boys

Pepco Holdings

PepsiCo, Inc.

PerkinElmer

Pervasive Software

PetSmart

Pfizer

PG&E Corporation

Philip Morris International

Phillips-Van Heusen Corporation

Phoenix Companies

Pinnacle West Capital

Pioneer Natural Resources Company

Pitney Bowes, Inc.

Pittsburgh Corning

PJM Interconnection

PlainsCapital

Plexus

PNC Financial Services

PNM Resources

Polaris Industries

Polymer Group

PolyOne

Pon Holdings

Portland General Electric Company

Potash

PPG Industries, Inc.

PPL

Prairie State Generating Company, LLC

Praxair, Inc.

Premera Blue Cross

PricewaterhouseCoopers

Principal Financial

PrivateBancorp

Procter & Gamble

Progress Energy, Inc.

Progressive Corporation

Proliance Holdings

Protective Life

Providence Health & Services

Prudential Financial

Public Service Enterprise Group

Puget Energy

Pulte Homes

Purdue Pharma

QUALCOMM

Quest Diagnostics

Quintiles

Qwest Communications

R.R. Donnelley

RadioShack Corporation

Ralcorp Holdings

Raytheon Company

Razorfish

RBC - US

Reader’s Digest

Realogy

Redcats USA

Reddy Ice

Redknee Solutions

Reed Business Information

Reed Elsevier

Reed Exhibitions

Regency Energy Partners LP

Regions Financial

RehabCare Group, Inc.

Research in Motion

Revlon, Inc.

Reynolds American Inc.

RF Micro Devices

RGA Reinsurance Group

Rhodia, Inc.

Rich Products Corporation

Rio Tinto

Roche Diagnostics

Rockwell Automation

Rockwell Collins

Rodale Press

Rolls-Royce North America

Ross Stores, Inc.

Royal Caribbean Cruises

RRI Energy

Russell Investments

Ryder System, Inc.

S.C. Johnson & Son, Inc.

Safety-Kleen Systems

SAIC, Inc.

Salt River Project

Sandia National Laboratories

SanDisk

Sanmina-SCI

Sanofi Pasteur

Sanofi-Aventis

Santee Cooper

Sara Lee Corporation

Sarkes Tarzian - KTVN

Sarkes Tarzian - WRCB

SAS Institute

Saudi Aramco

Sauer-Danfoss Inc.

Sava Senior Care, LLC

Savannah River Nuclear Solutions

Savannah River Remediation

SCA Americas

SCANA Corporation

Schlumberger

Schneider Electric USA

Schneider National, Inc.

Scholastic

School Specialty

Schreiber Foods Inc.

Schurz - KYTV

Schurz - WDBJ

Schwan’s

SCL Health System

Scotts Miracle-Gro

Scripps Networks Interactive

Seagate Technology

Sealed Air

Securian Financial Group

Security Benefit Group

SemGroup

Seminole Electric Cooperative Inc.

Sempra Energy

Sensata Technologies

Sensient Technologies

Sepracor

ServiceMaster Company, The

Shaw Industries

Shell Oil

Sherwin-Williams Company, The

Shire Pharmaceuticals

Showtime

Siemens AG

Simpson Manufacturing

Sinclair Broadcast Group

Sirius XM Radio

Skype

SLM

Smith & Nephew

Smurfit-Stone Container

Snap-on

Sodexo, Inc.

Softtek

Solo Cup

Solutia Inc.

Solvay America

Sonepar Distribution

Sonoco Products Company

Sony Corporation

Sony Pictures Entertainment

SourceMedia

Southern Company Services

Southern Maryland Electric Cooperative

Southern Union Company

Southwest Airlines

Southwest Generation Operating Company LLC

Southwest Power Pool

Sparta Systems

Spectra Energy

Spirit AeroSystems

Sprint Nextel

SPX

SRA International

Stamats Communications

Stanford University

Stantec

Staples, Inc.

Starbucks

StarTek

Starwood Hotels & Resorts Worldwide, Inc.

State Farm Insurance

State Street

Steelcase Inc.

Sterling Bancshares

Stop & Shop

String Letter Publishing

Stryker Corporation

Summit Business Media

Sun Life Financial

Sunflower Broadcasting

SunGard Data Systems

Sunoco, Inc.

Sunrise Senior Living

SunTrust Banks

SuperMedia

Swagelok

Sybron Dental Specialties

Synacor

Sypris Solutions, Inc.

Tait Americas

Takeda Pharmaceutical Company Limited

TAQA New World Inc.

Targa Resources

Target Corporation

Taubman Centers

Taunton Press

TD Bank Financial Group

TDS Telecommunications Corporation

Technicolor

TECO Energy

Tecumseh Products Company

Tektronix

Telefonica O2

Tellabs

Temple-Inland Inc.

Tenet Healthcare Corporation

Tennessee Valley Authority

Teradata

Terex Corporation

Terra-Gen Operating Company

Tesoro

Texas Children’s Hospital

Texas Petrochemicals

Textron Inc.

Thermadyne Industries

Thermo Fisher Scientific

Thomas & Betts Corporation

Thomson Reuters

Thrivent Financial for Lutherans

TIAA-CREF

Time

Time Warner

Time Warner Cable

Timex Group USA, Inc.

Timken Company, The

TJX Companies

T-Mobile USA

Topaz Power Group LLC

Toro

Torus Insurance

Total Petrochemicals USA

Total System Services

Tower Automotive, LLC

TransCanada

TransUnion

TravelCenters of America

Travelers

Tribune

Trinity Industries

Tronox

True Value Company

TRW Automotive

T-Systems

TUI

Tupperware Corporation

Turner Broadcasting

Twentieth Century Fox

Twin Cities Public Television - TPT

Tyco Electronics Corporation

Tyco International

Tyson Foods Incorporated

U.S. Bancorp

U.S. Foodservice

UAL Corporation

UGI

UIL Holdings

Uline, Inc.

Underwriters Laboratories

Unifi

Unilever United States Inc.

Union Bank of California

Union Pacific Railroad Company

Uni-Select

UniSource Energy

Unisys Corporation

United Airlines

United Launch Alliance, LLC

United Parcel Service

United Rentals

United Space Alliance

United States Cellular

United States Steel

United Technologies Corporation

United Water

UnitedHealth

Unitil

Universal Studios Orlando

University of California

University of Notre Dame

University of Texas - M.D. Anderson Cancer Center

Unum Group

USAA

USEC

USG Corporation

Valero Energy Corporation

Valmont Industries, Inc.

Vance Publishing

Vectren

Verde Realty

Verizon Communications Inc.

Vertex Pharmaceuticals

VF Corporation

Viacom Inc.

Village Farms

Visa

Vision Service Plan

VistaPrint

Vistar

Visteon Corporation

Volvo Group North America

Vulcan

Vulcan Materials Company

VWR International

W. L. Gore & Associates, Inc.

W. R. Grace & Company

W. W. Grainger, Inc.

Walgreen Company

Walt Disney Company, The

Walter Energy

Warnaco

Warner Bros. Entertainment Inc.

Warner Chilcott

Washington Post

Waste Management

Waters Corporation

Watson Pharmaceuticals

Watts Water Technologies

WBNS - TV

Webster Bank

Wellcare Health Plans

Wellhead Electric Company, Inc.

Wellpoint

Wells Fargo

Wells’ Dairy

Wendy’s/Arby’s Group

Westar Energy

Western Digital

Westinghouse Electric Company

Weyerhaeuser

Weyerhaeuser Company

WGL Holdings Inc.

Whirlpool

Whole Foods Market

Williams Companies

Williams-Sonoma, Inc.

Willis Group Holdings

Wisconsin Energy

Wm. Wrigley Jr. Company

Wolf Creek Nuclear

Wolters Kluwer

Wolverine World Wide

WPP

Wyndham Worldwide Corporation

Xcel Energy

Xerox Corporation

Yahoo!

Yankee Candle

Yankee Publishing

Young Broadcasting - KRON

Young Broadcasting - WBAY

YRC Worldwide

Yum! Brands, Inc.

Zale

Zebra Technologies Company

Zep Inc.

C/o Corporate Election Services P. O. Box 3200 Pittsburgh, PA 15230	VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

è

Proxy must be signed and dated below.

ê Please fold and detach card at perforation before mailing. ê

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The undersigned appoints W. J. Timken, Jr.; James W. Griffith; and Scott A. Scherff; and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of THE TIMKEN COMPANY to be held at 1835 Dueber Avenue, S.W., Canton, Ohio, on May 8, 2012 at 10:00 a.m., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting, and/or if the undersigned is a participant in one or more of the Company’s or its subsidiaries’ associate share ownership plans and has stock of the Company allocated to his or her account(s), the undersigned directs the trustee(s) of such plan(s) likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated on the record date for such meeting in the manner specified on the reverse hereof at such meeting or any adjournment thereof, and in their discretion on such other matters as may properly come before the meeting.

Signature

Signature (if jointly held)

Date:

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

PLEASE SIGN AND RETURN AS SOON AS POSSIBLE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 8, 2012	Parking: Shareholders attending the meeting may park in the visitor lot behind the Corporate Office building.
10:00 a.m.
Corporate Auditorium (C1G)
The Timken Company
1835 Dueber Avenue, S.W.	Note: If your shares are held in street name, please bring a letter with you from your broker stating as such to the Annual Meeting.
Canton, OH 44706-2798
Telephone: (330) 438-3000

For directions to the Annual Meeting, you may call 330-471-3997.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

ê Please fold and detach card at perforation before mailing. ê

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified. The Board of Directors recommends a vote FOR proposals 1, 2, and 3.

1.    Election of Directors to serve in Class III for a term of one year:

Nominees:	(1) Joseph W. Ralston	(2) John P. Reilly	(3) John M. Timken, Jr.	(4) Jacqueline F. Woods

              ☐    FOR all nominees listed above             ☐    WITHHOLD AUTHORITY to vote for all nominees listed above

              To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.    To ratify the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2012.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

3.    To approve, on an advisory basis, a resolution regarding named executive officer compensation.

              ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐     PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.